SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)
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CSX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2008
Dear Shareholder:
     On behalf of the Board of Directors and the management of CSX Corporation, I invite you to attend the 2008 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at 10:00 a.m. (CDST) on Wednesday, June 25, 2008, at Gentilly Yard, 7801 Almonaster Blvd., New Orleans, Louisiana.
     We consider the votes of all shareholders important, no matter how many or how few shares you may own. Regardless of whether you plan to attend the Meeting, we encourage you to vote promptly, following the easy instructions on the enclosed WHITE proxy card. You may submit your vote by telephone, by Internet or by mail.
     The Children’s Investment Master Fund (“TCI”) has provided notice that it intends to nominate and, together with 3G Capital Partners Ltd. and certain of their affiliates (the “TCI Group”), solicit proxies for an opposition slate of five nominees for election as directors at the Meeting. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES ON THE ENCLOSED WHITE PROXY CARD. YOUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY BLUE PROXY CARD SENT TO YOU BY THE TCI GROUP.
     At the Meeting, shareholders will be asked to approve the bylaw amendments adopted by the Board of Directors relating to the right of shareholders to request a special shareholder meeting, and will also consider two proposals by shareholders described in the enclosed proxy materials.
     Your vote is extremely important. If you have questions or require any assistance with voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9497.
     We look forward to seeing you at the Meeting.
Michael Ward
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Shareholders
Jacksonville, Florida
April 25, 2008
To Our Shareholders:
The Annual Meeting of Shareholders of CSX Corporation (the “Meeting”) will be held at 10:00 a.m. (CDST) on Wednesday, June 25, 2008 at Gentilly Yard, 7801 Almonaster Blvd., New Orleans, Louisiana, for the purpose of considering and acting upon the following matters:
•	Election of twelve directors;

•	Ratification of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2008;

•	Approval of the bylaw amendments adopted by the Board of Directors allowing shareholders to request special shareholder meetings;

•	Shareholder proposal regarding special shareholder meetings;

•	Shareholder proposal regarding nullification of certain bylaw provisions; and

•	Such other matters as may properly come before the Meeting.
     The above matters are described in the proxy statement accompanying this notice (the “Proxy Statement”). You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods: (a) vote by telephone or via the Internet using the instructions on your WHITE proxy card or (b) complete, sign, date and return your WHITE proxy card in the postage-paid envelope provided.
     WE ALSO URGE YOU NOT TO VOTE OR SUBMIT ANY BLUE PROXY CARD SENT TO YOU BY THE TCI GROUP OR THEIR AFFILIATES. YOU CAN REVOKE ANY TCI GROUP PROXY CARD YOU MAY HAVE PREVIOUSLY SUBMITTED BY VOTING AND SUBMITTING THE ENCLOSED WHITE PROXY CARD.
     Only shareholders of record at the close of business on April 21, 2008 will be entitled to vote, either by proxy or by ballot. This Proxy Statement is being mailed to those shareholders on or about April 30, 2008.
By Order of the Board of Directors
Ellen M. Fitzsimmons
Senior Vice President-Law and Public Affairs
and Corporate Secretary

Proxy Statement for 2008 Annual Meeting of Shareholders
About the Annual Meeting
What is the purpose of the Annual Meeting of Shareholders?
At our 2008 Annual Meeting of Shareholders (the “Meeting”), shareholders will act upon the matters outlined in the Notice of Meeting on page ii of this Proxy Statement, including the election of directors and ratification of the Independent Registered Public Accounting Firm (the “Independent Auditors”) of CSX Corporation (the “Company” or “CSX”).
On January 8, 2008, the Company received notice from The Children’s Investment Master Fund (“TCI”) stating its intention to nominate five persons for election to the Company’s Board of Directors at the Meeting. The Company does not know whether TCI, 3G Capital Partners Ltd. and their respective affiliates (the “TCI Group”) will in fact solicit proxies or nominate persons for election as directors at the Meeting. Nominations by TCI have NOT been endorsed by the CSX Board of Directors. We urge shareholders NOT to sign any blue proxy card that you may receive from the TCI Group. We are not responsible for the accuracy of any information provided by or relating to the TCI Group contained in any proxy solicitation materials filed or disseminated by the TCI Group or any other statements that they may otherwise make.
Your Board of Directors urges you to vote FOR our nominees for director: Donna M. Alvarado, Elizabeth E. Bailey, John B. Breaux, Steven T. Halverson, Edward J. Kelly, III, Robert D. Kunisch, John D. McPherson, David M. Ratcliffe, William C. Richardson, Frank S. Royal, Donald J. Shepard and Michael J. Ward.
Where will the Meeting be held?
The Meeting will be held at 10:00 a.m. (CDST) on Wednesday, June 25, 2008 at Gentilly Yard, 7801 Almonaster Blvd., New Orleans, Louisiana. The facility is accessible to persons with disabilities. If you have a disability, we can provide reasonable assistance to help you participate in the Meeting upon request. If you would like to obtain directions to be able to attend the Meeting and vote in person, you can write to us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202 or call us at (904) 366-4242.
Who is soliciting my vote?
The Board of Directors of CSX (the “Board”) is soliciting your vote on matters being submitted for shareholder approval at the Meeting.
Who is entitled to vote?
Only shareholders of record at the close of business on April 21, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. On that date, there were issued and outstanding 404,783,890 shares of common stock, the only class of voting securities of the Company.
A list of shareholders entitled to vote at the Meeting will be available for examination at CSX Corporation, 500 Water Street, Jacksonville, FL 32202 for ten days before the Meeting and at the Meeting.
What will I be voting on?
At the Meeting, shareholders will vote on:
•	Election of twelve directors;

•	Ratification of Ernst & Young LLP as CSX’s Independent Auditors for 2008;

•	Approval of the bylaw amendments adopted by the Board allowing shareholders to request special shareholder meetings;

•	Shareholder proposal regarding special shareholder meetings;

•	Shareholder proposal regarding nullification of certain bylaw provisions; and

•	Such other matters as may properly come before the Meeting.
How many votes do I have?
You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.
How many shares must be present to hold the Meeting?
The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Meeting, it is deemed to be present for the transaction of all business. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the Meeting will not be included in determining whether a quorum is present.
Your vote is important—we urge you to vote by proxy even if you plan to attend the Meeting.
What are the voting procedures?
Election of Directors. The Company’s state of incorporation is Virginia. Under Virginia law and the Company’s bylaws, in a contested election, directors are elected by a plurality of votes cast by the shares entitled to vote at a meeting at which a quorum is present. Because TCI has indicated that it will nominate candidates for election to the Board, we expect the number of nominees for election at the Meeting will exceed the number of directors to be elected at the Meeting, and the 2008 election of directors will be a contested election under the bylaws. This means that the twelve nominees for election as directors who receive the greatest number of votes cast at the Meeting will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your WHITE proxy card, if you return a validly executed WHITE proxy card or vote the WHITE proxy card by telephone or Internet, your shares will be voted FOR the twelve nominees named in this Proxy Statement. Instructions on the accompanying WHITE proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Similarly, abstentions and broker non-votes will have no effect on the director election since only votes “For” a nominee will be counted.
Other Proposals. For all other proposals, the proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. For further information on the voting procedures in the event that more than one proposal under Items 3 and 4 is approved, see “Special Shareholder Meeting Proposals” on page 54.
Abstentions and broker “non-votes” are not considered votes “for” or “against” any proposal and will have no effect on the outcome of any proposal.
How do I vote?
You can vote either by proxy or by ballot. The shares represented by a properly executed WHITE proxy card will be voted as you direct.

We urge you to vote by doing one of the following:
•	Vote by Telephone. You can vote your shares by telephone by calling the toll-free number indicated on your WHITE proxy card on a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

•	Vote by Internet. You can also vote via the Internet by following the instructions on your WHITE proxy card. The website address for Internet voting is indicated on your WHITE proxy card. Internet voting also is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet.

•	Vote by Mail. If you choose to vote by mail, complete, sign, date and return your WHITE proxy card in the postage-paid envelope provided. Please promptly mail your WHITE proxy card to ensure that it is received prior to the Meeting.
If you want to vote by ballot, and you hold your CSX stock in street name (that is, through a bank or broker), you must obtain a proxy from your bank or broker and present that proxy when voting by ballot.
The Board recommends that you NOT sign or return any blue proxy card that may be sent to you by the TCI Group, even as a protest. Withholding authority to vote for TCI’s nominees on a blue proxy card that the TCI Group or their affiliates may send you is not the same as voting for the Company’s nominees.
Can I change my vote?
Yes. A proxy may be revoked by a shareholder any time before it is voted by written notice delivered to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202, by timely receipt of a later-dated signed proxy card, by a later vote via the Internet or by telephone, or by voting by ballot.
If you have previously signed a blue proxy card that may have been sent to you by the TCI Group, you may change any vote you may have cast in favor of the TCI nominees and vote in favor of the Company’s director nominees by submitting a proxy by telephone or Internet, by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by voting by ballot. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee for instructions on how to change or revoke your vote.
Will my shares be voted if I do not provide instructions to my broker?
If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). The approval of the bylaw amendment and each of the shareholder proposals are “non-discretionary” items.
If the TCI Group solicits proxies to elect TCI’s nominees to the Board at the Meeting, then the election of directors will also be a “non-discretionary” item for any brokerage accounts solicited by the TCI Group. As a result, if your shares are held in “street name” and the TCI Group provides you with proxy solicitation materials through your broker and you do not provide instructions as to how your shares are to be voted in the election of directors, your broker or other nominee will not be able to vote your shares in the election of directors, and your shares will not be voted for any of CSX’s nominees. We urge you to provide instructions to your broker or nominee so that your votes may be counted on this important matter. We urge you to vote your shares by following the instructions provided on the enclosed WHITE proxy card and returning the WHITE proxy card to your bank, broker or other nominee to ensure that your shares will be voted on your behalf.
What if I return my WHITE proxy card but do not give voting instructions?
If you sign your WHITE proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends a vote FOR the election of the twelve director nominees named in this Proxy Statement, FOR Item 2, the ratification of Ernst & Young LLP as Independent Auditors for 2008, FOR Item 3, approval of the bylaw amendments adopted by the Board regarding special shareholder meetings, and AGAINST each of the shareholder proposals under Items 4 and 5.
What if other matters are voted on at the Meeting?
If any other matters are properly presented at the Meeting for consideration, the persons named as proxies in the enclosed WHITE proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board did not know of any other matter to be raised at the Meeting.
How are votes counted?
     Votes are counted by inspectors of election appointed by the Company.
What is the deadline for consideration of shareholder proposals for the 2009 Annual Meeting of Shareholders?
A shareholder who wants to submit a proposal to be included in the proxy statement for the 2009 Annual Meeting of Shareholders (the “2009 Meeting”) must send it to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL, 32202, so that it is received on or before December 31, 2008 unless the date of 2009 Meeting is changed by more than 30 days from June 25, 2009, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2009 Meeting.
A shareholder who wants to submit a proposal that will not be in the proxy statement but will be considered at the 2009 Meeting, pursuant to our bylaws, must send it to the principal executive offices of CSX so that it is received not earlier than the close of business on February 25, 2009, nor later than the close of business on March 27, 2009 unless the date of the 2009 Meeting is more than 30 days before or more than 70 days after June 25, 2009, in which case the proposal must be received not earlier than the 120th day prior to the date of the 2009 Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2009 Meeting and the 10th day following the day on which the Company first publicly announces the date of the 2009 Meeting.
Does the Board consider director nominees recommended by shareholders?
Yes, the Governance Committee of the Board will review recommendations as to possible nominees received from shareholders and other qualified sources. Shareholder recommendations should be in writing addressed to the Chair of the Governance Committee, CSX Corporation, 500 Water Street, Jacksonville, FL 32202, and should include a statement about the qualifications and experience of the proposed nominee, as discussed further below in Item 1: Election of Directors, Committees of the Board, Governance Committee.

What happens if the Meeting is postponed or adjourned?
Unless the polls have closed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change or revoke your proxy with respect to any item until the polls have closed for voting on such item.
Do I need a ticket to attend the Meeting?
Yes, you will be issued an admission ticket at the Shareholder Registration Desk at the Meeting. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker, you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification.
How can I find CSX’s proxy materials and annual report on the Internet?
Important Notice Regarding the Availability of Proxy Material for the Shareholder Meeting to Be Held on June 25, 2008. This Proxy Statement and the 2007 Annual Report are available on the Company’s Internet website (http://2008annualmeeting.csx.com).
What does it mean if I receive more than one proxy card?
If you hold your shares in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please vote using each WHITE proxy card you receive. Remember, you may vote by telephone or Internet by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.
As previously noted, TCI has provided notice that it intends to nominate and solicit proxies for an opposition slate of five nominees for election as directors at the Meeting. As a result, you may receive proxy cards from both the TCI Group and the Company. To ensure that shareholders have the Company’s latest proxy information and materials to vote, the Board expects to conduct multiple mailings prior to the date of the Meeting, each of which will include a WHITE proxy card. The Board encourages you to vote each WHITE proxy card you receive. Only your latest-dated proxy for each account will be voted.
THE BOARD URGES YOU NOT TO SIGN OR RETURN ANY BLUE PROXY CARD SENT TO YOU BY THE TCI GROUP. Even if you have previously signed a proxy card sent by the TCI Group, you have every right to change your vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.
Whom should I call if I have questions or need additional copies of the proxy materials?
If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our proxy solicitor:
Innisfree M&A Incorporated
Shareholders Call Toll Free: (877) 750-9497
Banks and Brokers Call Collect: (212) 750-5833

Certain Litigation Matters
     On March 17, 2008, the Company filed a lawsuit against TCI, 3G and certain of their affiliates in the United States District Court for the Southern District of New York alleging violations of federal securities laws, including violations of Sections 13(d) and 14(a) of the Securities Exchange Act of 1934. The lawsuit alleges, among other things, that TCI and 3G have undisclosed plans with respect to CSX. The lawsuit further alleges that TCI and 3G have employed swap agreements in order to evade the filing requirements of Section 13(d) and that their Section 14(a) and Section 13(d) filings concerning their collective 12.3 percent swap position in CSX shares are materially misleading. The lawsuit further alleges that TCI’s and 3G’s disclosures in their Section 14(a) and Section 13(d) filings concerning their formation of a Section 13(d) group are false and misleading.
     The complaint seeks an order (i) declaring that TCI and 3G failed to file disclosures as required by the Securities Exchange Act of 1934, (ii) directing TCI and 3G to file truthful and accurate Schedule 13D and Schedule 14A disclosures, (iii) enjoining TCI and 3G from acquiring additional shares of the Company until such truthful and accurate filings have been made, (iv) enjoining TCI and 3G from acquiring any Company shares referenced in swap arrangements to which they are party, (v) directing TCI and 3G to sell all Company shares acquired, and terminate all swaps referencing Company shares that TCI and 3G entered into, renewed or extended after the date by which TCI and 3G should have filed a Schedule 13D, and enjoining TCI and 3G from voting such shares at the Meeting, or alternatively, directing TCI and 3G to vote such shares in proportion with the votes of other shareholders of CSX, (vi) enjoining TCI and 3G from voting any proxies received prior to the date on which TCI’s and 3G’s filings complied with the requirements of Schedule 13D and Schedule 14A, as determined by the court, (vii) declaring that TCI’s and 3G’s notices with respect to the nomination of candidates for the Board and the two shareholder proposals are invalid as non-compliant with the Company’s bylaws, and (viii) granting leave to the Company to conduct expedited discovery regarding the above claims. TCI and 3G have stated that they believe the claims to be without merit and intend to defend themselves vigorously.
     On April 4, 2008, TCI and 3G each filed substantially similar counterclaims against the Company and Michael Ward, chairman, president and CEO of CSX. The counterclaims allege, among other things, that (i) the 2007 long-term incentive plan target share awards to the Company’s named executive officers and over 600 other employees and the May 2007 stock grants to the Company’s non-employee directors under the CSX Corporation Stock Plan for Directors were made while the Board was in possession of material, non-public information, (ii) such awards and grants and the December 2007 stock grants to the Company’s non-employee directors were made in violation of the CSX Omnibus Incentive Plan, the Company’s insider trading policy, the code of ethics, the corporate governance guidelines and the bylaws, (iii) this proxy statement omits details regarding the bylaw amendments relating to shareholder requests for special meetings adopted in February 2008, which are the subject of Item 3, including the requirement that the request come from holders of record, the requirement that the requesting shareholders hold the shares through the date of the requested meeting and other procedural requirements, (iv) this proxy statement mischaracterizes the TCI special shareholder meeting shareholder proposal, which is the subject of Item 4, and the purpose of the non-binding 2007 special shareholder meeting proposal, (v) the Company’s proxy materials mischaracterize the TCI Group’s intentions as seeking control and the TCI Group’s suggestions regarding limitations on capital spending, (vi) the Company’s proxy materials mischaracterize CSX’s reasons for filing the lawsuit, (vii) the February 2008 bylaw amendments violate Virginia law, and (viii) this proxy statement and our other proxy materials are materially false and misleading and violate Section 14(a) of the Securities Exchange Act of 1934 because they fail to disclose such alleged items and include such mischaracterizations.
     TCI and 3G seek an order (i) declaring that the Company failed to file disclosures required by Section 14(a) of the Securities Exchange Act of 1934, (ii) directing the Company to file truthful and accurate Schedule 14A disclosures at the personal expense of the current directors, (iii) declaring that the Board was in violation of Company policies and the bylaws, (iv) directing that the February 2008 bylaw amendments are void under Virginia law, (v) enjoining Item 3 from being considered at the Meeting, (vi) enjoining the Company from voting any proxies received prior to the date on which this proxy statement is accurate and compliant, as determined by the court, (vii) enjoining the Company from committing violations of Rule 14a-9 promulgated under the Securities Exchange Act of 1934, and (viii) granting costs, including attorneys’ fees to TCI and 3G. The Company believes the TCI and 3G counterclaims are without merit and will defend against them vigorously.

     The outcome of the litigation cannot be predicted.
Item 1: Election of Directors
     Twelve directors are to be elected to hold office until the next Annual Meeting of Shareholders is held and their successors are elected. The proxy holders will cast votes on the WHITE proxy cards received by them, unless otherwise specified, FOR the election of the nominees named below. Each of the nominees named below is a current director standing for re-election and each was elected at the Annual Meeting of Shareholders held on May 2, 2007, except for Mr. John D. McPherson who is standing for election for the first time. Mr. Southwood J. Morcott is not standing for re-election as he has reached the mandatory retirement age of 70 set forth in the Company’s Corporate Governance Guidelines.
     As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. There are no family relationships among any of these nominees or among any of these nominees and any executive officer, nor is there any arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.
     In this contested election of directors, the nominees receiving the greatest number of votes shall be elected, even if such votes do not constitute a majority.
     Certain information regarding each Company nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
The Board recommends a vote FOR the following nominees.

Donna M. Alvarado, 59, has served as a CSX director since September 2006. Ms. Alvarado is the founder and current President of Aguila International, a business-consulting firm.

Previously, Ms. Alvarado served as President and CEO of a global educational publishing company and has served on corporate boards in the manufacturing, banking, transportation, and services industries. Ms. Alvarado currently serves on the Board of Directors of Corrections Corporation of America and as Chairwoman of the Ohio Board of Regents.

Early in her career, following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was named by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism.

Elizabeth E. Bailey, PhD, 69, has served as a director of CSX since November 1989. Dr. Bailey is the John C. Hower Professor of Business and Public Policy at The Wharton School of the University of Pennsylvania, focusing on corporate governance and social responsibility; economic deregulation; and strategic management of economic, environmental and international regulation. She is also a director of Altria Group, Inc. and the Teachers Insurance and Annuity Association. Dr. Bailey holds a PhD from Princeton University. Earlier in her career, Dr. Bailey served as a Commissioner of the Civil Aeronautics Board during the period of airline de-regulation.

Senator John B. Breaux, 64, has served as a director of CSX since his retirement from the U.S. Congress in 2005. Senator Breaux held numerous leadership positions during his 18-year tenure in the U.S. Congress, serving on the House Public Works and Transportation Committee, the Senate Finance Committee, and the Senate Commerce Committee. Senator Breaux also founded the Centrist Coalition of Senate Democrats and Republicans and served as chairman of the Democratic Leadership Council.

Currently, Senator Breaux is a partner in the Breaux-Lott Leadership Group. Senator Breaux also serves as a director of LHC Group, Inc. and as Managing Director of Riverstone Holdings, a private equity fund.

Steven T. Halverson, 54, has served as a director of CSX since September 2006. Mr. Halverson is the Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining The Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm.

Mr. Halverson also serves as a director for ACIG Insurance Co., the Florida Council of 100, the Jacksonville Symphony Orchestra and the Construction Industry Round Table. He is also a trustee of the University of North Florida and a St. John’s University regent.

Edward J. Kelly, III, 54, has served as a director of CSX since July 2002. Mr. Kelly is currently President and Chief Executive Officer of Citi Alternative Investments, an integrated alternative investments platform within Citigroup Inc.

Mr. Kelly previously served as Managing Director of Financial Services for The Carlyle Group and Vice Chairman of The PNC Financial Services Group, following PNC’s acquisition of Mercantile Bankshares Corporation in March 2007. At Mercantile, Mr. Kelly held the offices of Chairman, Chief Executive and President. Prior to joining Mercantile, Mr. Kelly served as Managing Director and co-head of Investment Banking Client Management at J.P. Morgan Chase & Company. Previously, Mr. Kelly was a partner at the law firm of Davis Polk & Wardwell, where he specialized in matters related to financial institutions. Early in his career, Mr. Kelly served as a law clerk to Supreme Court Justice William J. Brennan, Jr. and U.S. Court of Appeals Judge Clement F. Haynsworth, Jr.

Mr. Kelly also serves on the Board of Directors of The Hartford Financial Services Group.

Robert D. Kunisch, 66, has served as a director of CSX since October 1990. He is currently a Special Partner and Senior Advisor of ABS Capital Partners, Inc., a private equity investment partnership.

Mr. Kunisch retired as Vice Chairman, Executive Vice President and Director of Cendant Corporation, a global provider of consumer and business services, in July 1999. He continued in the role as Senior Advisor to the Cendant management team until July 2006. Prior to joining ABS Capital Partners in 2001, Mr. Kunisch was Chairman, Chief Executive Officer and President of PHH Corporation, a global provider of consumer and business services.

Mr. Kunisch has previously served on the public boards of PHH Corporation, Cendant Corporation, GenCorp., Mercantile Bankshares, Alex Brown & Sons, and Noxell Corporation. Mr. Kunisch is also a former member of the Listed Company Advisory Committee of the NYSE Board of Directors.

John D. McPherson, 61, served as President and COO of Florida East Coast Railway, a wholly owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993-1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998-1999, he served as President and CEO of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years.

Mr. McPherson holds an M.S. Management degree from the Massachusetts Institute of Technology Sloan School of Management. Mr. McPherson served as a member of the TTX Company, a railcar provider and freight car management services joint venture of North American railroads, Board of Directors from 1997-1999, while at the Illinois Central Railroad, and from 1999-2007 during his time at Florida East Coast Railway.

David M. Ratcliffe, 59, has served as a director of CSX since January 2003. He has been Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity since 2004.

From 1999 until 2004, Mr. Ratcliffe was President and CEO of Georgia Power where he was responsible for the overall operation of Southern Company’s largest subsidiary, with more than two million customers across Georgia. Prior to becoming President and CEO in 1999, Mr. Ratcliffe was Executive Vice President, Treasurer and Chief Financial Officer of Georgia Power. Mr. Ratcliffe also served as Chairman of the Federal Reserve Bank of Atlanta Board of Directors from 2004 to 2006.

Mr. Ratcliffe also serves as a member of the boards of several organizations, including Edison Electric Institute (Director), Georgia Chamber of Commerce (Chairman, 2005), Federal Reserve Bank of Atlanta (Chairman, 2004-2006), Metro Atlanta Chamber of Commerce, Georgia Research Alliance (Chairman, 2005-2006), Georgia Partnership for Excellence in Education and the Woodruff Arts Center (Trustee; Chairman, 2004 Campaign).

William C. Richardson, PhD, 67, has served as a director of CSX since December 1992. Dr. Richardson is the immediate Past President and Chief Executive Officer of the W.K. Kellogg Foundation, one of the world’s largest private charitable foundations. Dr. Richardson also has served as Co-Trustee and Chairman of the W.K. Kellogg Trust. He is a director of The Bank of New York Mellon Corporation and Exelon Corporation.

Dr. Richardson holds an M.B.A. and PhD from the University of Chicago, and has served on the boards of numerous corporations, foundations and nonprofit organizations.

Frank S. Royal, M.D., 68, has served as a director of CSX since January 1994. Dr. Royal, a physician in private practice in Richmond, Virginia, is also a director of Dominion Resources, Inc., Smithfield Foods, Inc., and SunTrust Banks, Inc. He is an active member of the National Medical Organization, where he previously served as Chairman and President. He also served as Chairman of the Board of Meharry Medical College and currently serves as Chairman of the Board of Virginia Union University. Dr. Royal received his B.S. in Chemistry from Virginia Union University, and his M.D. from the Meharry Medical College.

Donald J. Shepard, 61, has served as a director of CSX since January 2003. Mr. Shepard recently retired as Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., one of the world’s largest life insurance and pension companies.

Mr. Shepard holds an MBA degree from the University of Chicago. He currently serves as a member of the board of directors of PNC Financial Services Group, Inc. He is also Vice Chairman of the U.S. Chamber of Commerce. In addition, he is a trustee of Johns Hopkins Medicine and Johns Hopkins University.

Michael J. Ward, 57, is a thirty-year veteran of the Company and has served as Chairman, President and Chief Executive Officer since January 2003. Mr. Ward’s career with CSX has included key executive positions in nearly all aspects of the Company’s business, including sales and marketing, operations, and finance.

Mr. Ward holds an M.B.A. degree from the Harvard Business School. Mr. Ward serves on the boards of directors of Ashland Inc., the Association of American Railroads and the Center for Energy and Economic Development.

RECOMMENDATION OF THE BOARD
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWELVE NOMINEES
NAMED HEREIN AS DIRECTORS.
What if a nominee is unable to serve as director?
     If any of the nominees named above is not available to serve as a director at the time of the Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors.
Director Independence
     The Board annually evaluates the independence of each of its directors and, acting through its Governance Committee, the performance of each of its directors. The Board has determined that ten of the twelve nominees for election as directors are independent under the listing standards of the New York Stock Exchange (“NYSE”). In making this determination, the Board considered transactions or relationships, if any, between each director or nominee or his or her immediate family and the Company or its subsidiaries, as well as the listing standards. The purpose of this review was to determine whether any such relationships or transactions were material and thus inconsistent with a determination that the director or nominee is independent.
     During its deliberations, the Board specifically considered the Company’s relationship with the Southern Company, a producer and provider of electric power. Mr. Ratcliffe, a director and a nominee, currently is the Chairman of the Board, President and Chief Executive Officer of the Southern Company. CSX Transportation, a wholly-owned subsidiary of CSX, delivers coal to generating plants operated by subsidiaries of the Southern Company. As a result of fuel surcharges by CSX to the Southern Company resulting from increased fuel costs in 2007, revenue received from the Southern Company exceeded the thresholds set forth in the NYSE listing standards regarding director independence.
     As a result of its review, the Board affirmatively determined, based on its understanding of any relationships or transactions, and consistent with the NYSE listing standards, that each of the director nominees is independent, other than Messrs. Ratcliffe and Ward.

Principles of Corporate Governance
     The Board is committed to governance principles and practices that facilitate fulfilling its fiduciary duties to shareholders and to the Company. The Board has adopted Corporate Governance Guidelines that reflect the high standards that those who deal with the Company as employees, investors, customers, vendors or in other capacities can and should expect. Key corporate governance principles observed by the Board and the Company include:
•	Nomination of a slate of directors for election to the Company’s Board, a substantial majority of which is independent, as that term is defined in applicable laws and NYSE listing standards.

•	Establishment of qualification guidelines for candidates for director and review of each director’s performance and continuing qualification for Board membership.

•	Membership of the Governance, Compensation and Audit Committees comprised solely of independent directors.

•	Authority for each Board committee to retain outside, independent advisors and consultants when appropriate.

•	Adoption of a Code of Ethics, which meets applicable rules and regulations, that covers all directors, officers and employees of CSX, including the Company’s CEO , Chief Financial Officer (“CFO”) and Controller.

•	Adoption of a Policy Regarding Shareholder Rights Plans, establishing parameters around the adoption of any future shareholder rights plan, including the expiration of any such plan within one year of adoption if the plan does not receive shareholder approval or ratification.

•	Adoption of a Policy Regarding Shareholder Approval of Severance Agreements, requiring shareholder approval of certain future severance agreements with senior executives that provide for benefits in an amount exceeding a threshold set forth in the Policy.
     CSX’s Corporate Governance Guidelines, Code of Ethics, the charters of each standing committee, and policies adopted by the Board are available on the Company’s Internet website at investors.csx.com under the heading “Corporate Governance”. Shareholders may also request a free copy of any of these documents by writing to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202.
     Any waivers of or changes to the Code of Ethics that apply to our directors or executive officers will be disclosed on CSX’s Internet website (www.csx.com). There were no such waivers or changes in 2007.
     Shareholders who wish to communicate with the Board generally, or with a particular director, may forward appropriate correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202.
     Pursuant to procedures established by the non-management directors of the Board, the Office of the Corporate Secretary will forward appropriate correspondence to the Board or a particular director. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements. Interested parties who wish to communicate directly with non-management directors may forward correspondence to CSX Corporation, the Presiding Director, CSX Board of Directors, 500 Water Street, C160, Jacksonville, FL 32202.
Transactions with Related Persons
     CSX operates under a Code of Ethics that requires all employees, officers, and directors, without exception, to avoid engagement in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to CSX than could be obtained from an unrelated person.
     The Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. CSX has not adopted written procedures for reviewing related person transactions, but generally follows the procedures described below.
     CSX considers a “Related Person” to be: (i) any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of any class of CSX’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
     A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CSX (including any of its subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000 in any fiscal year, and in which any Related Person had, has, or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
     On an annual basis in response to the annual Directors’ and Officers’ Questionnaire, each director and executive officer shall submit to the Corporate Secretary a description of any current or proposed Related Person Transactions. Any person nominated to stand for election as a director or appointed as a director or an executive officer shall submit the information described above in response to a Questionnaire prepared by the Corporate Secretary. Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Person Transactions during the year. If Related Person Transactions are identified, those transactions are reviewed by the Audit Committee.
     The Audit Committee will evaluate Related Person Transactions based on:
•	information provided by the Board during the required annual affirmation of independence;

•	applicable responses to the Directors’ and Officers’ Questionnaires submitted by the Company’s officers and directors and provided to the Audit Committee; and

•	any other applicable information provided by any director or officer of the Company.
     In connection with the review and approval or ratification, if appropriate, of any Related Person Transaction, the Audit Committee will consider whether the transaction will be a conflict of interest or give the appearance of a conflict of interest. In the case of any Related Person Transaction involving an outside director or nominee for director, the Audit Committee will also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NYSE listing standards.
Meetings of the Board and Executive Sessions
     During 2007, there were ten meetings of the Board. Each director attended 75% or more of the meetings of the Board and the meetings of the committees on which he or she served.
     The non-management directors meet alone in executive session at each Board meeting. Non-management directors are all those who are not Company officers. These executive sessions are chaired by a Presiding Director who is an independent director selected annually by the Governance Committee. Mr. Kelly currently serves as the Presiding Director. In addition, the non-management directors have periodic special meetings without management in connection with regularly scheduled Board meetings. In accordance with the

CSX Corporate Governance Guidelines, the independent directors (when different than non-management directors) meet in executive session at least once a year.
     While the Company does not have a formal policy regarding director attendance at Annual Meetings of Shareholders, the Company encourages directors to attend. Every director attended the 2007 Annual Meeting of Shareholders.
Committees of the Board
     CSX has five standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Governance Committee, and the Public Affairs Committee. Each of these committees has a written charter approved by the Board, a copy of which can be found on the Company’s Internet website at investors.csx.com under the heading “Corporate Governance”. In addition, the Board has an Executive Committee, which is discussed below. The members of the committees are identified in the following table.

Director	Audit	Compensation	Executive	Finance	Governance	Public Affairs
Donna M. Alvarado	X			X
Elizabeth E. Bailey	X		X			Chair
John B. Breaux					X	X
Steven T. Halverson				X	X
Edward J. Kelly, III			X	X	Chair
Robert D. Kunisch	X	X
Southwood J. Morcott					X	X
David M. Ratcliffe			X	Chair		X
William C. Richardson	X	Chair	X
Frank S. Royal		X			X
Donald J. Shepard	Chair	X	X
Michael J. Ward			Chair
Executive Committee
     The Executive Committee meets only as needed and has authority to act for the Board on most matters during the intervals between Board meetings. The Executive Committee has six members, consisting of the Chairman of the Board and the chairs of each of the five standing committees. The Committee did not meet in 2007.
Audit Committee
     The Audit Committee selects the Independent Auditors and submits its choice to the shareholders for ratification. Its primary functions include oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Auditors’ qualifications and independence, and the performance of the Independent Auditors and the Company’s internal audit function.
     Specifically, the Committee retains, appoints, oversees and approves compensation of the Company’s Independent Auditors, reviews the scope and methodology of the Independent Auditors’ proposed audits, reviews the Company’s financial statements, and monitors the Company’s internal control over financial reporting by, among other things, discussing certain aspects thereof with the Independent Auditors and management. The Audit Committee is responsible for the approval of all services performed by Ernst & Young LLP. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any approvals to the full Committee at the next scheduled meeting. All engagements expected to cost $250,000 or more require pre-approval of the full Committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. Finally, the Committee maintains procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters.
     The Audit Committee has five members, each of whom the Board has determined to be independent pursuant to the independence standards promulgated by the NYSE and the Securities and Exchange Commission (“SEC”). The Committee held six meetings in 2007.

     The Board has determined that the Company has at least one audit committee financial expert, as that term is defined by SEC rules and regulations, serving on the Audit Committee. Mr. Shepard is the Committee’s financial expert and is independent pursuant to the standards promulgated by the NYSE and the SEC. Please refer to the Report of the Audit Committee below for additional information regarding the Audit Committee.
Compensation Committee
     The primary functions of the Compensation Committee are to: (i) establish the Company’s philosophy with respect to executive compensation and benefits; (ii) periodically review the Company’s compensation practices and policies, benefit plans, and perquisites applicable to all employees and executives to ensure consistency with the Company’s compensation philosophy; (iii) assure that the Company’s benefit plans, practices, programs and policies maintained for employees and directors comply with all applicable laws; (iv) in consultation with the Board, review and approve corporate goals and objectives relevant to compensation and benefits for the CEO, and evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, as directed by the Board, set the level of compensation of the CEO based on such evaluation; (v) review and recommend approval of management compensation and Company compensation plans, including benefits for key employees as determined by the Committee from time to time; (vi) establish performance objectives for certain executives, and certify the attainment of those objectives in connection with the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”); and (vii) review the Compensation Discussion and Analysis section of the Proxy Statement and, as appropriate, recommend to the Board for approval the inclusion of the Compensation Discussion and Analysis section in the Company’s Annual Report on Form 10-K and Proxy Statement. In addition, the Committee monitors the administration of certain executive and management compensation and benefit programs.
     The Compensation Committee has four members, all of whom are “outside directors” within the meaning of regulations promulgated pursuant to Section 162(m) and are independent pursuant to the independence standards promulgated by the NYSE. The Committee held four meetings in 2007. Please refer to the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding the functions and operations of the Compensation Committee.
     For additional information regarding the functions of the Compensation Committee, please see “Role of the Compensation Committee” on pages 19-20.
Finance Committee
     The Finance Committee provides general oversight and review of financial matters affecting the Company, including the monitoring of corporate debt, cash flow, and the assets and liabilities maintained by the Company and its affiliates in conjunction with employee benefit plans, including monitoring the funding and investment policies and performances of the assets. This four-member Committee held five meetings in 2007.
Governance Committee
     The Governance Committee of the Board identifies individuals qualified to become board members and recommends candidates for election to the Board. In addition, the Committee develops criteria regarding director qualification and reviews and recommends changes in Board composition, committee structure, and director compensation. The Committee develops, recommends and monitors corporate governance principles and conducts regular evaluations of director performance and of the effectiveness of the Board as a working group. The Governance Committee also reviews significant changes in corporate structure, succession in senior management, and other internal matters of broad corporate importance.
     The Committee has five members and is composed solely of independent directors pursuant to the independence standards promulgated by the NYSE. The Committee held six meetings in 2007.
     The Governance Committee generally identifies nominees for directors based upon outside research and suggestions from directors and officers of the Company. The Committee will also consider persons recommended by shareholders of the Company in selecting director nominees. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. As a group, the Board is expected to represent a broad diversity of experience in business matters and to be able to assess and evaluate the role and policies of the Company in the face of changing conditions in the economy, regulatory environment and customer expectations. While there is not a formal list of qualifications, nominees for Board membership are expected to be prominent individuals with demonstrated leadership ability and to possess outstanding integrity, values and judgment. Nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency. The Committee uses these and other relevant criteria to evaluate potential nominees.
     Shareholders who wish to nominate a director nominee should do so in accordance with the nomination provisions of the Company’s bylaws. In general, a shareholder nomination for the 2009 Meeting should be delivered to the Company at least 90 days but no more than 120 days prior to the first anniversary of this year’s Meeting date unless the date of the 2009 Meeting is more than 30 days before or more than 70 days after such anniversary, in which case the proposal must be received not earlier than the 120th day prior to the date of the 2009 Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2009 Meeting and the 10th day following the day on which the Company first publicly announces the date of the 2009 Meeting. Nominations should be accompanied by a description of the proposed nominee’s qualifications and experience and his or her consent to serve if elected. A shareholder’s notice regarding any such nomination should also indicate the nominating shareholder’s name and address and the class and number of shares that he or she owns along with all other information required under Article I, Section 11(a)(ii) of the Company’s bylaws.
Public Affairs Committee
     The Public Affairs Committee reviews and makes recommendations concerning the Company’s practices and programs designed to address important public policy issues that may impact the Company, its shareholders, and the general public. This four-member Committee held four meetings during 2007.
Director Compensation
     The Board periodically, but at least once every three years, reviews and sets the compensation for non-management directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components. In recommending the amount and form of director compensation, the Committee considers, among other factors, the level of compensation necessary to attract and retain qualified, independent directors. The most recent review of the compensation for non-management directors occurred in 2007, and resulted in no changes in the overall compensation structure.
     During 2007, each non-employee director received an annual retainer of $75,000, at least 50% of which was payable in CSX stock pursuant to the CSX Corporation Stock Plan for Directors (the “Stock Plan”). The Chair of each Board committee other than the Audit Committee received an additional $10,000. The Chair of the Audit Committee received an additional $15,000, and each member of the Audit Committee also received an additional $5,000. The stock component was paid to directors on May 2, 2007 and, pursuant to the terms of the Stock Plan, was determined using the average of the high and low price per share on May 1, 2007, the day before the 2007 annual meeting of shareholders, of $43.32. On December 15, 2007, each non-employee director also received a grant of 5,000 shares of CSX common stock, which had a market value of $217,625 (based on an average of the high and low price per share on the date of grant of $43.525) and was required to be deferred. This is consistent with the Board’s historical practice followed since 2003 of awarding a grant of 5,000 shares to each non-employee director at the Board’s December meeting. Directors also are eligible to receive other compensation and benefits as discussed below. With the exception of participation in the CSX Directors’ Matching Gift Program (“Matching Gift Program”), Mr. Ward does not receive compensation for his services as a director.
     During 2007, each director was eligible to defer all or a portion of his or her director’s fees, including cash compensation and stock, under the CSX Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Deferrals are subject to Section 409A of the Internal Revenue Code (“Section 409A”). Deferrals of director fees and other awards earned prior to 2005 are not subject to Section 409A. Those deferrals will continue to be administered in accordance with the terms of the Directors’ Plan in effect as of December 31, 2004.
     Cash deferrals may be credited to an unfunded account and invested in various investment choices or deferred as shares of CSX common stock. The investment choices parallel the investment options offered to employees under CSX’s 401(k) plan. Stock deferrals are automatically held as outstanding shares in a rabbi trust, with dividend equivalents credited in the form of shares.
     The following table summarizes the compensation earned by each of the non-employee directors in 2007. No stock option awards were made to the directors in 2007.
Directors’ Compensation Table

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash[1]	Awards[2]	Awards	Compensation	Earnings	Compensation[3]	Total[4]
Name	($)	($)	($)	($)	($)	($)	($)
Donna M Alvarado	$42,500	$255,125	—	—	—	$6,873	$304,498
Elizabeth E. Bailey	$52,500	$255,125	—	—	—	$21,289	$328,914
John B. Breaux	$37,500	$255,125	—	—	—	$7,924	$300,549
Steven T. Halverson	$37,500	$255,125	—	—	—	$51,873	$344,498
Edward J. Kelly, III	$57,500	$255,125	—	—	—	$51,873	$364,498
Robert D. Kunisch	$42,500	$255,125	—	—	—	$62,626	$360,251
Southwood J. Morcott	$37,500	$255,125	—	—	—	$62,004	$354,629
David M. Ratcliffe	$47,500	$255,125	—	—	—	$34,815	$337,440
William C. Richardson	$52,500	$255,125	—	—	—	$61,289	$368,914
Frank S. Royal	$37,500	$255,125	—	—	—	$61,289	$353,914
Donald J. Shepard	$47,500	$255,125	—	—	—	$51,873	$354,498

1 –	Fees Earned or Paid in Cash - Includes cash retainer ($37,500) and any Chairman or Audit Committee fees earned in 2007. Messrs. Breaux, Ratcliffe, and Shepard elected to defer 100% of their cash retainers and fees in the form of stock into the CSX Directors’ Deferred Compensation Plan. The number of shares deferred was 912, 1,155, and 1,155, respectively.

2 –	Stock Awards - Includes stock retainer ($37,500) and a December stock grant of 5,000 shares at a stock price of $43.525, the average of the high and low price of CSX stock on the date of grant. All the Directors were required to defer the 5,000 shares into the CSX Directors’ Deferred Compensation Plan.

3 –	All Other Compensation - Includes discounts at The Greenbrier, a CSX- owned resort, excess liability insurance, amounts for personal aircraft usage, Company matches under the CSX Directors’ Matching Gift Program and incremental costs associated with the administration of the CSX Directors’ Charitable Gift Plan. Under the Directors’ Matching Gift Program, the Company makes direct contributions to approved charities selected by a director who contributes his or her own funds as well. The details of the Directors’ Matching Gift Program are described on page 17.

4 –	Total - The differences in the amounts in this column are largely attributable to fees for committee Chairs, for service on the Audit Committee and the Company match on charitable contributions under the CSX Directors’ Matching Gift Program.
Stock Ownership Guidelines
     The Board has adopted Stock Ownership Guidelines to better align the interests of non-employee directors with the interests of shareholders. These guidelines require that all non-employee directors own shares of CSX common stock. Within five years of election to the Board, a non-employee director is expected to acquire and hold an amount of CSX common stock equal in value to five times the amount of such non-employee director’s annual retainer. Moreover, non-employee directors may only dispose of shares held in excess of 1.2 times the applicable ownership threshold. If the annual retainer increases, the non-employee directors will have five years from the time of the increase to acquire any additional shares needed to satisfy the guidelines. Further information on the Stock Ownership Guidelines is available on CSX’s website at investors.csx.com under the heading “Corporate Governance”.
Charitable Gift Plan
     All CSX directors elected before 2004 are eligible to participate in the CSX Directors’ Charitable Gift Plan (“Gift Plan”), which is partially funded by CSX-owned life insurance policies. Under the Gift Plan, if a director serves for five consecutive years, CSX will make contributions totaling $1 million on his or her behalf to charitable institutions designated by the director. Contributions to designated charities are made in installments, with $100,000 payable upon the director’s retirement and the balance payable in installments of $100,000 per year, starting at the time of the director’s death.
Matching Gift Plan and Other Benefits
     Directors may participate in the CSX Directors’ Matching Gift Program (“Matching Gift Program”), which is considered an important part of CSX’s philanthropy and community involvement. CSX will match $2 for every $1 that a director contributes to organizations that qualify for support under CSX guidelines, up to a maximum annual CSX contribution of $50,000 per director. During 2007, 42 philanthropic organizations in areas served by the Company received $501,000 under the Matching Gift Program. The matching amounts are included in the directors’ compensation table on page 16.
Other Benefits
     CSX makes available to directors personal excess liability insurance at no expense to the directors. In addition, directors are entitled to certain discounts (not to exceed an aggregate of $10,000 per director) when visiting The Greenbrier, a CSX-owned resort. During 2007, the value of the excess liability insurance and the discounts described above varied by director but did not exceed $3,815 for any director.

Report of the Compensation Committee
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described below, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
William C. Richardson, Chairman
Robert D. Kunisch
Frank S. Royal
Donald J. Shepard

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
     The Compensation Discussion and Analysis (“CD&A”) describes and analyzes the compensation of our Chief Executive Officer, Michael J. Ward, and our other named executive officers. The development of compensation programs and benefit plans for senior executives, along with specific compensation decisions for the named executive officers, is the responsibility of the Compensation Committee of the Board (the “Committee”). The Committee is assisted in this responsibility by an independent compensation consultant, whose duties and responsibilities are detailed in this document. The Committee utilizes benchmark data, both from a peer group of U.S. railroads and from a broad survey of comparably-sized general U.S. companies, to assist in determining pay programs and in making compensation decisions on individual named executive officers.
     The purpose of CSX’s executive compensation program is to attract and retain talented, high-performing executives with specialized experience and expertise in a highly competitive industry subject to substantial government oversight. It is intended to reward recent performance, incentivize future performance, and align the long-term interests of executives with those of shareholders. It does so by utilizing direct pay—base salary and short- and long-term incentives—and indirect pay. These are outlined in detail beginning on page 21.
     The CD&A emphasizes the Company’s commitment to a pay-for-performance compensation philosophy. For senior executives, 75% or more of their compensation depends on meeting or exceeding performance standards established by the Committee. No payments are made under the Company’s short- and long-term incentive compensation plans if performance threshold targets are not achieved. In establishing the Company’s incentive compensation plans, the Committee selects performance measures designed to enhance shareholder value. The discussion set forth in the sections below will provide further detail on the design and effectiveness of the Company’s overall incentive compensation programs.
     In 2007, the Company had improved performance along almost all financial measures. This resulted in a payout of 90% under our performance-based annual incentive compensation plan, and 151.1% under our performance-based long term incentive compensation plan.
     The CD&A is divided into five sections in order to help explain and analyze CSX’s compensation philosophy, policies and programs, how they are administered, how they operated in 2007, and how understanding them can contribute to a better understanding of CSX and its management. The sections of our CD&A include:
•	Role of the Compensation Committee;

•	Philosophy and Purpose of CSX’s Executive Compensation Program;

•	Analysis of Elements of CSX’s 2007 Compensation Program;

•	Post-Employment Arrangements; and

•	Stock Ownership Guidelines.
Role of the Compensation Committee
     The Committee is specifically responsible for establishing compensation and benefits programs, as well as plans for the Company’s senior executives—the CEO and his senior team—which includes the named executive officers in this Proxy Statement.
     The Committee is comprised solely of independent directors, and its membership currently consists of William C. Richardson, Committee Chair, Donald J. Shepard, Frank S. Royal, and Robert D. Kunisch. The members of the Committee are recommended by the Governance Committee and elected by the Board annually. For more information and discussion of the Committee and the independence of its members, see page 14.
     The Committee is responsible for determining the form, amount and mix of compensation elements, setting and reviewing performance goals and achievements, and determining payouts. With regard to

Mr. Ward’s compensation, the Committee performs these functions with input from the Senior Vice President – Human Resources and Labor Relations (“SVP – Human Resources”) and the independent outside consultant (discussed below), and with regard to the other named executive officers, the Committee consults with Mr. Ward, the SVP – Human Resources and the independent outside consultant, but in all cases has responsibility for final compensation decisions.
     The Committee strives to maintain an effective balance between short-term and long-term business objectives, employing its understanding of the Company, the industry and the current and likely future business environment. Accordingly, the Committee endeavors to structure short-term and long-term incentive plans that reward performance based on achievement of different, but complementary, strategic and financial objectives. The Committee believes this balanced approach motivates management’s efforts to drive strong outcomes in both the current and future environment.
     In establishing individual executive compensation opportunities and awarding actual payments, the Committee considers analysis and recommendations from its independent compensation consultant, competitive practices, the CEO’s recommendations (for his subordinates), established plans and internal practices. However, the Committee ultimately applies its judgment in establishing incentive opportunities and determining appropriate payouts for executives. The Committee does not rely solely on guidelines or formulas, or short-term changes in business performance. Key factors affecting these determinations include:
•	performance compared to the specific preestablished goals and objectives determined for CSX and for the individual executive at the beginning of the year;

•	the nature, scope, and level of the executive’s responsibilities;

•	contribution to CSX’s performance in the area of safety;

•	contribution to CSX’s financial results;

•	effectiveness in leading CSX’s initiatives to increase customer service, productivity, people development, cash flow and profitability;

•	contribution to CSX’s commitment to corporate responsibility, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable law and CSX’s ethics policies; and

•	commitment to corporate citizenship.
     To assist in discharging its responsibilities, the Committee employs a variety of internal and external professional resources such as CSX human resources (“Human Resources”), legal, finance, tax, and accounting professionals. Pursuant to the Committee charter, the Committee has the authority to select, retain, and terminate a compensation consultant used to assist in the evaluation of the CEO’s or any senior executive’s compensation and benefits. The Committee formally reviews and evaluates the performance and independence of its independent compensation consultant annually.
     Independent Compensation Consultant
     The Committee retains an independent compensation consultant to provide the Committee with independent, objective analysis and professional opinions on executive compensation matters. This consultant, Semler Brossy Consulting Group, LLC (the “Consultant”), reports directly to the Chairperson of the Committee and performs no other work for the Company or for any employee of the Company. The Consultant generally attends all meetings of the Committee where evaluations of the effectiveness of overall executive compensation programs are conducted or where compensation for executive officers is analyzed or approved. The Consultant is paid on an hourly fee basis, such hourly rate approved by the Committee annually. The performance and the independence of the Consultant is reviewed on an annual basis by the Committee, at which time they make a determination as to the renewal of the Consultant’s annual contract. The Consultant has been the independent compensation consultant for the Committee since 2003.

     Duties and Responsibilities
     In 2007, the Consultant’s role included:
•	reviewing alternative compensation tools and explaining their accounting, cash flow, tax, equity, dilution, pay for performance, and other consequences including the total cost of different combinations of compensation and benefit programs, their prevalence, and application;

•	performing due diligence in the development of a comparison of peer group companies;

•	analyzing financial, stock price, and other performance data as critical inputs to recommended compensation level changes, always factoring in the business needs of CSX and the benefits to shareholders;

•	providing the Committee with detailed analyses of the pay competitiveness relative to the peer group and the cost to CSX of any change in its compensation programs;

•	reviewing performance targets for our 100% performance-based annual and long-term incentive plans; and

•	providing the Committee each December with an independence letter in a form approved by the Committee Chairperson.
     The performance of the Consultant’s duties in 2007 required an understanding of all relevant CSX internal factors such as:
•	Company practices;

•	critical business issues and strategies;

•	human resource considerations including recruiting and retention concerns;

•	strategic imperatives;

•	financial plans and actual results;

•	performance drivers; and

•	cultural factors.
Role of the CEO in Compensation Decisions
     The CEO reviews compensation comparison benchmark data, as more fully discussed on page 24, for members of his senior executive team (excluding data on his position). Using this data, he considers information on individual performance and scope of responsibility and makes individual compensation recommendations to the Compensation Committee for the senior executive team, other than himself. These recommendations include possible salary adjustments, generally made only every other year (biennially) and adjustments to the annual incentive compensation (or SEIP, as defined below) payout for each member of the executive team based on his or her individual performance during the previous year.
     The CEO does not establish targets for performance-based compensation plans, as this is a role of the Committee. The CEO also does not make recommendations and he is not present when the Committee discusses his individual compensation.
Philosophy and purpose of CSX’s Executive Compensation Program
     CSX operates in a highly competitive industry subject to substantial government oversight in which a company’s success depends on having highly skilled management with specialized expertise in addition to more general managerial talents. The Committee believes therefore that in the joint interests of the Company’s success and the long-term value of our shareholders, it is important for us to appropriately value the quality, skills and dedication of the senior executive officers. The executive compensation program is designed to reflect that position. To that end, the compensation program is structured to:
•	attract talented, motivated, high-performing executives with specific skill sets and relevant experience;

•	retain key leaders;

•	reward recent performance on an annual basis;

•	incentivize future performance; and

•	align the long-term interests of executives with those of CSX’s shareholders.
     The Committee then evaluates the success of the compensation program and makes changes to the program as appropriate.
     CSX uses a variety of compensation tools to achieve these goals including: (i) direct pay—base salary, short-term and long-term incentives, and (ii) indirect pay—employee benefits, including retirement and certain post-employment benefits, nonqualified deferred compensation plans, and perquisites.
     The Company’s compensation decisions are premised on the following two key principles:
•	performance-based compensation is essential to enhancing shareholder value; and

•	the total executive compensation opportunity, including benefits, should be competitive with reasonable market comparisons.
     Performance-based Compensation
In light of the Committee’s belief that the talents and experience of management play a key role in the Company’s success, the Committee has structured the Company’s compensation program to recognize those talents while rewarding actual performance results. A substantial portion of the executive officers’ potential compensation depends upon achievement of preset financial and strategic objectives. For example, in 2007, base salary was targeted to comprise only 15% to 25% of direct compensation. Thus, 75% to 85% of a named executive officer’s take-home pay was at risk—meaning that if the Company did not meet or exceed certain predetermined threshold performance levels, the executive would not receive a payout under either the short-term or long-term incentive programs. In this regard, 100% of CSX’s short-term and long-term incentive compensation is performance-based, which is unique among the Class I railroads.
Senior Executive Incentive Plan (“SEIP”)—this refers to the Company’s shareholder approved plan for annual cash incentives to be paid to the Company’s named executive officers while preserving the Company’s tax deduction under Internal Revenue Code (the “Code”) Section 162(m). The SEIP is 100% performance-based.
Management Incentive Compensation Plan (“MICP”)—this refers to the Company’s annual cash bonus plan for eligible employees other than the named executive officers and is discussed in detail in the Elements of CSX’s 2007 Compensation Program. The plan is 100% performance-based and requires attainment of both financial and strategic objectives. No payout is made under the MICP unless a preset operating income level is achieved regardless of strategic achievement.
Long-term Incentive Plan—this refers to the Company’s equity-based long-term incentive plans (“LTIPs”) whose philosophy is discussed below, as well as in detail in the Elements of CSX’s 2007 Compensation Program. The plans are also 100% performance-based and require improvement in operating ratio during a 3-year cycle (or for the 2006-2007 LTIP, a 2-year cycle), as measured in the final year. For named executive officers, other measurements are also considered as explained below. No payout is made unless a preset operating ratio is attained.
     Use of Performance Grants
     CSX’s pay for performance philosophy underlies the long-term incentive decisions of the Committee. CSX has not issued stock options since 2003 and has changed its long-term compensation approach to focus exclusively on performance-based grants designed to reward performance over multi-year periods and which are payable only upon the achievement of preestablished performance targets. The key reasons for this important change included:

•	the anticipated change in FASB accounting rules that ultimately eliminated the advantage of options by requiring annual expensing of stock options; and

•	the improved alignment between company performance and value creation during the performance period.
     CSX’s shareholder-approved plans allow for the use of a variety of long-term vehicles, including options and restricted stock. At this point in the Company’s business, the Committee believes the exclusive use of performance grants is appropriate. Performance grants are described in more detail on pages 27-31.
     Results of performance-based compensation philosophy
     Incentive payouts have reflected the Company’s performance philosophy and have tracked substantial performance improvements and sharpened focus and commitment to significant improvements in operational performance and customer service since the current executive team was established in 2004. The impact of the Company’s performance-based compensation philosophy can be seen, for example, in the annual incentive payout table on page 26.
     Following disappointing results in 2003, which resulted in no bonuses being paid to executives, operations, service and financial performance began to rebound in 2004, as the Company undertook a restructuring that reduced management staff by approximately 20%. This restructuring also prepared the Company to effectively meet increasing demand for railroad and intermodal services. As a result of the restructuring and other productivity initiatives, 2004 performance showed progress marked by an operating income improvement from $651 million to $993 million.
     In 2005, the Company continued the momentum built in 2004 and recorded operating income of $1.549 billion, which exceeded its target of $1.31 billion by 18%. This result was delivered despite the negative impact of Hurricane Katrina, which constrained operations and resources for several months during the year.
     In 2006, CSX’s marked improvement continued and was defined by substantial growth in pricing and revenue. The CSX team also made improvements in safety, customer service and productivity. Against this background, more than $150 million of capacity expansion and facility improvement projects were completed for high-growth areas. CSX delivered further shareholder value by increasing dividends 54 percent and by repurchasing $465 million of common stock.  Share price increased by 36%, the highest increase among the Class I railroads.
     In 2007, the Company was able to continue its improvement with pricing initiatives leading to substantial revenue growth, despite weakening traffic volume. The Company also made significant safety, service, and productivity gains, which included an industry-leading 17% reduction in personal injury frequency and a 4.5% increase in train velocity. The Company also achieved a 7.6% improvement in equipment dwell, a measure of asset utilization. Since 2004, the Company delivered productivity improvements exceeding $400 million. In 2007, the Company also enhanced shareholder value by increasing quarterly dividends by 50% and by repurchasing $2.1 billion of common stock under its previously authorized $3 billion share repurchase program. In the first quarter of 2008, the Company repurchased approximately $300 million of additional shares of common stock under this program, and on March 17, 2008, announced an increase in this authorization by approximately $2.4 billion, bringing the total remaining authorization to $3 billion. CSX intends to complete this recently increased repurchase program by the end of 2009. During 2007, the CSX share price increased by 28%.
     The Committee believes its compensation philosophy has contributed to the Company’s ability to attract and retain a highly qualified, performance-driven management team, which has played a key role in producing stronger, safer and more efficient business operations. From the beginning of 2005 through the end of 2007, CSX’s stock price increased approximately 120%. From the end of 2004 through the end of 2007, cash from operations increased by $738  million.

     Competitive Compensation: Benchmarking and Competitive Comparisons
     The Committee’s Consultant prepares or reviews in detail all competitive data for the Committee.
     In 2007, Human Resources contracted with Towers Perrin, an executive compensation consulting firm, to assist in gathering and analyzing market data for compensation paid for similar positions by other large companies and railroads. The general industry comparisons are to service companies of similar size and market capitalization to CSX, with financial companies excluded from the comparisons. The Committee reviews this data with its Consultant when making compensation decisions.
     The Committee also reviews competitive pay and performance data on specific peer groups of U.S. railroads as well as competitive pay data from broad surveys of general U.S. companies. For 2007, the peer group for pay and performance was comprised of the other major U.S. railroads (BNSF, Norfolk Southern, and Union Pacific). In some cases, where available, performance data may include the Canadian railroads or broader railroad survey data. The peer group analysis always includes a view of the relative size and performance of each railroad. It is noteworthy that peer rail companies still currently use options and time-vested restricted stock as primary components of their compensation programs. As previously mentioned, CSX’s incentive program—direct compensation other than base salary—is 100% performance-based.
     Further to our principle of having compensation practices that are competitive with reasonable market standards, competitive data from the railroad peer group and the broad survey of general U.S. companies is analyzed from several perspectives. Both targeted and actual payouts are considered. When reviewing the general industry group of companies, data at both the 50th and 75th percentile of compensation is considered. Final decisions are based on this data, along with the scope of the individuals’ responsibilities and their individual performance. General industry comparisons include 127 companies that have revenues between $6 billion and $15 billion. The comparison group excludes financial services and the banking industry because they generally pay in excess of market rates for similar-sized companies.
     In addition, in 2007, we shifted our payout practices under our LTIPs going forward so that those payments are made annually with respect to the preceding three-year period rather than every other year. Our two-year plan was designed to provide a biennial (every other year) payout for a two-year performance period. Under our new LTIP payout practices, named executive officers and eligible management employees are eligible for a payout each year based on the performance in the last year of the three-year performance period.
     Accounting, Tax and Dilution Considerations
     As discussed, a significant portion of each named executive officer’s compensation is performance-based. Code Section 162(m) imposes a $1 million limit on the amount that CSX may deduct for compensation paid to the named executive officers. However, performance-based compensation paid under a plan that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of preestablished objective performance goals and the Committee that establishes such goals consists only of outside directors.
     The Committee and the Board have considered the Code Section 162(m) requirements. While the tax effect of any compensation arrangement is a key factor to be considered, the effect is evaluated by the Committee in light of CSX’s overall compensation philosophy and objectives. CSX’s compensation program for named executive officers has both objective and discretionary elements. Generally, the Committee wishes to maximize CSX’s federal income tax deductions for compensation expense and, therefore, has structured the short-term and long-term incentive elements of executive compensation to meet the requirements for deductibility under Code Section 162(m). Nonetheless, the Committee believes that there are circumstances in which the provision of compensation that is not fully deductible may be more consistent with CSX’s compensation philosophy and objectives and may be in the best interests of CSX and its shareholders. The Committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Code Section 162(m).
     The Committee believes that the compensation of executive officers has been appropriately structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, CSX’s performance and total returns to its shareholders. In developing the Company’s executive pay programs, the Committee also considers the accounting, tax and shareholder dilution costs of specific executive compensation programs, and seeks to balance the earnings, tax, and dilution impact of executive compensation plans with the attraction, retention and motivation value, and performance requirements of the plans.
Analysis of Elements of CSX’s 2007 Compensation Program
     The Committee made its decisions concerning the specific compensation elements and total compensation paid or awarded to CSX’s named executive officers within the framework discussed below and after consultation with the Consultant. The total compensation plan consisted of the following key elements:
     Direct Compensation
•	base salary;

•	annual incentives; and

•	long-term incentives.
     Indirect Compensation
•	perquisites;

•	retirement/post-employment compensation; and

•	health and welfare benefits.
     Total direct compensation consists of base salary plus annual and long-term incentives. The objective is to provide total pay opportunities that are competitive with those provided by peer companies in the railroad industry and general industry, with actual payment dependent upon results. In its efforts to achieve this objective, the Committee considers the appropriate balance between incentives for short-term and long-term performance and compensation paid to the executives’ peers. The Committee also considers the competitiveness of indirect compensation (pension and other benefits and perquisites). In all cases, the Committee bases its specific decisions and judgments on whether each individual payment or award would provide an appropriate incentive and reward for individual performance that is consistent with the objective of our compensation program and sustains and enhances long-term shareholder value.
     Base Salary
     The Committee determines a salary for each named executive officer based on its assessment of the individual’s experience and abilities. Salary increases are based on performance and contribution to CSX’s performance. For purposes of recruiting and retention, base salaries are targeted at approximately the median of salaries paid for similar positions by the peer group and general U.S. comparison companies. Generally, base salary is approximately 15-25% of the named executive officers’ targeted total direct compensation, which reflects CSX’s philosophy that a substantial portion of the total compensation should be at risk and consist of performance-based cash and equity incentives that link to CSX’s financial and nonfinancial results. Base salary may represent a larger or smaller percentage of total direct compensation if actual performance under the incentive plans discussed below exceeds or falls short of performance targets.
     In accordance with the Committee’s philosophy, the Committee did not provide for any base salary adjustments in 2007 (including for Mr. Ward). It will review base salary in 2008 under its approach to review base salary biennually rather than annually. Base salaries for the named executive officers remain competitive with the median salaries of the peer group and general U.S. comparison companies.
     Annual Incentives
     The SEIP provides the vehicle for annual incentives to be paid to the Company’s named executive officers while preserving the Company’s tax deduction under Code Section 162(m). Under this shareholder-approved plan, the maximum amount payable is equal to the lesser of: (i) 0.3% of operating income for the CEO and 0.2% of operating income for each other named executive officer, and (ii) $3,000,000. The Committee may adjust this amount downward in its sole discretion. In 2007, as in prior years, the Committee has exercised this downward discretion by utilizing the same methodology and performance achievement used under the MICP.

     Applying the methodology utilized under the MICP, each named executive officer has a bonus opportunity expressed as a percent of base salary earned during the year. This is known as the target incentive opportunity, which represents a competitive bonus opportunity based on a 100% payout of the MICP. The final payout is then adjusted to reflect Company performance and individual performance.
     The Committee then reviews the Company’s performance for that year against the preestablished and preapproved performance goals for the Company for that year. The performance goals are split between: (i) the financial measurement—operating income—which, at a given level, can result in a payment between 0% and 120% of the named executive officer’s target incentive opportunity, and (ii) the strategic measurements that can result in a payment between 0% and 40% of the named executive officer’s target incentive opportunity (achievement of a threshold level of operating income is required for payment of any bonus regardless of strategic achievement). These strategic measures include rail operations, safety, governance, people development, plus additional financial metrics including revenue, earnings per share, operating ratio, cash flow, and the performance of subsidiaries.
     The chart below illustrates the Company’s historical operating income and the percentage payout under the MICP since 2000. Prior to that time, annual incentive payments were based on different operating measurements.
MICP Payout History: 2000 — 2007 (Dollars in millions)

Year	2000	2001	2002	2003	2004	2005	2006	2007
Operating Income*	$713	$907	$995	$651	$993	$1,549	$2,126	$2,251
Percentage of Target Payout	0%	60%	54%	0%	75%	150%	160%	90%

*	Surface Transportation operating income provided in the above table is consistent with the Company’s reported information on Form
10-K. Operating income for MICP payout purposes is defined as annual Surface Transportation revenue of CSX’s rail and intermodal businesses minus annual Surface Transportation operating expenses of CSX’s rail and intermodal businesses, adjusted by excluding nonrecurring items that are disclosed in the Company’s financial statements.
     The Committee establishes aggressive goals for payment of annual incentives and strictly adheres to achievement of those goals when approving awards. Targeted payouts require marked improvement from the previous year’s target. The chart below illustrates the improvement percentage required from year-to-year to achieve a target payout.
MICP Target Level of Difficulty (Dollars in millions)

MICP	MICP Operating	Percentage Increase From Previous
Year	Income Target	Year Target to Current Year Target
2005	$1,310	20%
2006	$1,650	26%
2007	$2,300	39%
     Payment for 2007
     The target incentive opportunity as a percent of salary for the named executive officers in 2007 was 120% for Mr. Ward, 90% for Messrs. Munoz, Gooden and Ingram, and 80% for Ms. Fitzsimmons.
     Based on the achievement of financial targets in 2007, and the assessment by the Committee of thirty-seven separate strategic measures (the general categories of which are described above), the Committee approved an overall payout of 90%, with adjustments made for individual performance. The payouts are reported as 2007 “Non-equity Incentive Plan Compensation” in the Summary Compensation Table. As in prior years, the payout for the named executive officers was substantially less than the maximum available to each individual under the SEIP.
     Long-Term Incentives
     Long-term performance-based compensation is intended to enhance the linkage of executive compensation to the creation of shareholder value by providing incentives based on performance measures that have historically driven long-term shareholder value. Annual long-term incentive grants for named executive officers are competitive with those for similar positions at peer companies and general industry, and are earned only upon the achievement of preestablished goals. Long-term incentive compensation is approved in the form of performance grants and is paid out as a percentage of the original grant in the form of shares of CSX common stock pursuant to the shareholder approved CSX Omnibus Incentive Plan (“Omnibus Plan”). The payout to the executives—and to over 600 additional management employees—is dependent on the Company’s performance against preestablished goals. Thus, the value of the payout is dependent on: (i) the number of performance grants earned, which are subsequently paid out in shares of CSX common stock upon approval of the Committee; and (ii) the share price of the CSX common stock at the time of payout.
     CSX’s first performance grants-based LTIP was established for the 2004-2005 period. Currently, the Company has two long-term incentive cycles running—the 2006-2008 LTIP and the 2007-2009 LTIP. (The Company’s 2006-2007 LTIP was paid out in January 2008 and is discussed below along with payouts shown on page 39 in the Options Exercised and Stock Vested Table.) CSX implemented a 3-year LTIP in 2006, a 3-year LTIP in 2007 and intends to implement a new 3-year LTIP in each succeeding year. Consequently, there will be three overlapping plans in place at any given time resulting in an annual incentive payout opportunity at the expiration of each plan. The Committee meets several times over a period of several months, including with the independent Consultant, to discuss and review, among other things, the business plan for the years covered by the LTIP, various features of the proposed LTIP, and how the LTIP and annual incentives fit within the total executive compensation program. Beginning with the 2006-2007 and 2006-2008 LTIPs, the Committee adopted the practice of granting target awards at the May meeting of the Committee, which is the first regular meeting following receipt in April by the Committee and the Board of the Company’s business plan for the upcoming three-year period, upon which the LTIP targets are based.
     At the time each LTIP is established, an initial number of performance grants is established for each participant representing a number of performance grants that have an initial dollar value (based on the then-current market price) determined in consultation with the independent Consultant, using the criteria described above. As discussed below, actual payouts under the LTIP do not occur until January of the year following the last year in the LTIP period, and can vary significantly from the LTIP target awards in terms of both the number of shares paid out and the value of the payout.
The long-term incentive opportunities are designed to emphasize performance that is substantially within management’s direct control, while also linking the payout’s value to share price by paying in CSX common stock. In 2006, after consideration of various financial measures, including free cash flow and return on invested capital, the Committee selected surface transportation operating ratio as the performance target for the LTIPs because surface transportation operating ratio:
•	has had the highest correlation to Company stock price over a 15-year history;

•	aligns with shareholder interest;

•	enables the covered employees to understand the impact of their actions in relation to Company performance;

•	can be communicated in a way that incentivizes appropriate employee action;

•	supports service improvement and resource utilization; and

•	requires efficient use of Company resources.
     In the outstanding LTIPs, operating ratio will be measured in the final year of the cycle against the preestablished goal set by the Committee at the beginning of the cycle. Under the LTIPs, operating ratio is defined as annual Surface Transportation operating expenses divided by Surface Transportation revenue of

CSX’s rail and intermodal businesses, adjusted by excluding nonrecurring items that are disclosed in the Company’s financial statements.1 Also, since the price of oil has a material impact on operating ratio, at the time of implementation of the LTIPs, provision was made for adjustment of the operating ratio targets by a predetermined amount if the per barrel cost of oil changes significantly.
     The range of payouts under the LTIPs, if any, will primarily depend on the actual level of operating ratio achieved versus preestablished targets. As discussed below under each LTIP, for named executive officers, the number of shares paid out may be adjusted upward or downward by 20% based on the preestablished earnings per share or “EPS” targets (measured in the final year of 2006-2008 LTIP) or cumulative operating income targets (for the 2007-2009 LTIP). In addition, for named executive officers, the payout is also subject to a discretionary downward adjustment of up to 30% based on strategic performance achieved under the LTIP. In exercising its downward discretion for LTIP payouts for the named executive officers, the Committee takes into account other factors, including, but not limited to, the potential total value of the individual and aggregate payouts based on both the achievement of preestablished performance measures and the Company’s share price at the time of Committee approval of any payouts. For example, in January 2008, the Committee exercised its downward discretion for the payouts under the 2006-2007 LTIP even though a majority of the strategic goals were achieved and despite the fact that EPS results were higher than the preestablished target. The net result was that no upward adjustment was made to the named executive officers’ payouts. Allowing for variations in actual performance and the exercise of the Committee’s downward discretion, the number of shares of CSX common stock comprising the payouts for named executive officers at the end of the performance cycle can range from 0% to 240% of the target number of shares on the date of the grant.
     Awards are also subject to forfeiture if employment terminates before payout for any reason other than death, disability, or retirement.  If employment terminates due to death, disability, or retirement, participants receive a prorated portion of any payout based on the time period they were an active participant in the plan. Change-in-control provisions that may affect vesting under the Omnibus Plan are discussed below.
     2006-2007 LTIP
     The 2006-2007 LTIP, a two-year plan approved and implemented in May 2006, was paid out in January 2008. The payout reflected a biennial LTIP award (covering years 2006 and 2007). This LTIP was the last of the 2-year cycle plans and served as the transition to the 3-year design discussed above. Therefore the payouts reflected in the “Option Exercises and Stock Vested” table cover payments for two years. The amount in the Stock Award column of that table that covers LTIP payments should be divided by two to determine the annualized payment. The prior two-year cycle plan was the 2004-2005 plan which paid out in January 2006. The 2006-2007 awards were based upon a 2007 operating ratio of 77.8% (adjusted from 77.6% to exclude nonrecurring items). In accordance with the preestablished targets, the Committee approved a payout of 151.1% of the targeted award.
          Target level of difficulty
     The following chart illustrates the Company results necessary to attain the preestablished financial goals set in early 2006 by using the Company’s business plan. For instance: (i) to achieve a threshold payout, an operating ratio improvement of 60 basis points (or 0.6 percentage points) over the 2005 operating ratio was needed, (ii) to achieve a target payout, an operating ratio improvement 2.2 percentage points was needed, and (iii) to achieve a maximum payout, an operating ratio improvement of 7 full percentage points was needed.

[1]	In first quarter of 2008, the Company reclassified items within “Other Operating Income” and certain items within “Other Income” into the Rail segment as disclosed in the Company’s Form 10-Q filed with the SEC on April 16, 2008. For purposes of the 2006-2008 and 2007-2009 LTIPs, surface transportation operating ratio will continue to be calculated in the same manner as it has been calculated for prior periods.

Alignment of 2006 — 2007 LTIP Targets with the Long Term Business Plan

*	Long range business plan targets approved by the Board of Directors in April 2006
     The table below illustrates the CEO’s various payout possibilities—below threshold, at target, and at maximum—given various prices of CSX common stock.
Table of Potential 2006 – 2007 LTIP Payout – CEO
(Dollars in millions except stock prices)

	Price of CSX Stock
Payout	$30	$35	$36.88	[1]	$40	$41.18	[2]	$45	$50
Below Threshold (0%)[3]	$0.0	$0.0	$0.0		$0.0	$0.0		$0.0	$0.0
Target (100%)	$7.4	$8.6	$9.1		$9.9	$10.1		$11.1	$12.3
Maximum (240%)	$17.7	$20.7	$21.8		$23.7	$24.4		$26.6	$29.6

1 –	Stock price on the date of grant: May 4, 2006

2 –	Stock price on the date the actual payout was approved

3 –	To achieve threshold payout requires improvement from the actual operating ratio of the year prior to the establishment of the LTIP
     If the threshold performance goal (operating ratio) is not achieved, no payout under the LTIP will result regardless of the occurrence of stock price appreciation.
     As part of the LTIP design, and approved when the LTIP was established, adjustments to the operating ratio targets are made if the average price of fuel significantly increased or decreased in 2007. The anticipated fuel price when developing the original operating ratio targets was $61. However, in 2007, the average fuel price paid by CSX was $72.28. Therefore, in accordance with the preset adjustments contained in the LTIP, the threshold, targeted and maximum goals for operating ratio were adjusted to 81.85%, 80.25% and 75.45% respectively.
     The awards to the executive team, including the named executive officers, were further subject to adjustments based on the achievement of preestablished earnings per share targets (excluding nonrecurring items and adjusted downward for share repurchases) in the final year. The achievement of this measure could have produced up to a 20% increase or decrease in the payout generated by the operating ratio measure. The LTIP further provided the Committee with discretion to reduce awards by up to 30% based upon its assessment of management’s achievement of preestablished strategic goals including safety, corporate responsibility, and other operating goals. The Committee exercised its downward discretion for the payouts under the 2006-2007 LTIP even though a majority of the strategic goals were achieved and EPS results were higher than the preestablished target. The net result was that no upward adjustment was made to the named executive officers’ payouts.
2006-2007 LTIP — Actual Payout
The actual payout was at a payout percentage of 151.1% of target. The stock price on the day the award was approved was $41.18. (This payout was under the biennial program—the payout amount includes incentive compensation for both 2006 and 2007.)
     2006-2008 LTIP
     This LTIP is a three-year plan approved and implemented in May 2006. It is the first three-year plan implemented and has been followed by another three-year plan (the 2007-2009 LTIP discussed below) in accordance with the Committee’s desire to have three overlapping plans in place at any given time. As mentioned above, a new three-year LTIP implemented in each successive year creates an incentive payout opportunity on an annual basis.
     Surface Transportation operating ratio is the primary measurement, but the awards to the executive team, including the named executive officers, are further subject to adjustments based on the achievement of preestablished earnings per share targets (excluding nonrecurring items and adjusted for share repurchases) in the final year. The achievement of this measure can produce up to a 20% increase or decrease in the payout generated by the operating ratio measure. The Committee also has discretion to reduce LTIP awards by up to 30% based on its assessment of management’s achievement of preestablished strategic goals, including safety, corporate responsibility, people development, and preestablished operating goals. The performance targets for the 2006-2008 LTIP have been set with similar target levels of difficulty as fully illustrated in the 2006-2007 LTIP section. The target level requires improvement over the prior year.
     2007-2009 LTIP
     In May 2007, the Committee approved and implemented the 2007-2009 LTIP. Operating ratio is the primary measurement for this plan, but the awards to the executive team, including the named executive officers, are further subject to adjustments based on the achievement of a preestablished three-year cumulative operating income target. The Committee decided to utilize cumulative operating income in this LTIP instead of EPS primarily because operating income (i) requires consistent, continuous operating improvements, (ii) since 1990, has had a higher correlation to stock price than EPS, and (iii) eliminates the need to annually adjust EPS to reflect the Company’s share repurchase program. The achievement of this measure can produce up to a 20% increase or decrease in the payout generated by the operating ratio measure. The Committee also has discretion to reduce LTIP awards by up to 30% based on its assessment of management’s achievement of preestablished strategic goals, including safety, corporate responsibility, people development, and preestablished operating goals. The performance targets for 2007-2009 LTIP have been set with similar target levels of difficulty as fully illustrated in the 2006-2007 LTIP section. The target level requires improvement over the 2006-2008 LTIP target.
          Claw Back Provision
     The 2007-2009 LTIP contains a provision for senior management (Vice Presidents and above) that requires the repayment to the Company of any award received if within the two-year period following the receipt of the award, the employee violates certain conditions including (i) leaving CSX and working for a competitor in a similar capacity as the participant has functioned during the past five years at CSX, or (ii) engaging in other types of conduct that puts the Company at a competitive disadvantage. The claw back also requires that, where due to accounting irregularities, the Company is required to restate its financial statements, amounts in excess of the otherwise proper award be repaid to the Company.
          Consideration for Noncompete Agreement
     Senior management (Vice Presidents and above) also were required to enter into formal noncompete agreements with the Company as a condition for participation in the 2007-2009 LTIP. The noncompete restrictions are similar to those contained in the claw back provision and generally extend for a period of 18 months following separation from employment.
     Perquisites
     In 2007, approximately 40 members of senior management, including the named executive officers, were provided an annual perquisite allowance of $15,000. This allowance is paid in lieu of any car allowance or usage charge, any country club or lunch club memberships, and any outside tax preparation work. Executive officers are expected to utilize their private cars at their expense, for Company use as required, and utilize private club memberships for business purposes. Financial planning services, excess liability insurance and annual physicals were made available to the executive officers and were valued at approximately $16,000 for each executive officer. Additionally, approximately 165 members of senior management, including the named executive officers, were eligible to receive discounts of 50% (not to exceed an aggregate of $10,000 per eligible employee) at The Greenbrier, a CSX-owned resort in West Virginia.
     For security reasons, since Mr. Ward became CEO in 2003, he has been required to travel by Company aircraft at all times, and a home security system has been provided to him. For 2007, Mr. Ward’s Company-mandated aircraft usage was $105,922. All other executive team members are entitled to occasional private air travel and, other than Mr. Ward, the maximum incremental cost to CSX for any one named executive officer in 2007 was $16,578.
     More information on our aircraft and other perquisites, including specific details about perquisites afforded to each named executive officer, is available at page 34.
     Nonqualified Deferred Compensation Plans
     CSX maintains nonqualified deferred compensation plans, in compliance with Code Section 409A, for the benefit of its executives and certain other employees.  The types of compensation eligible for deferral include base salary, short-term incentive compensation (annual bonus), and LTIP awards.  The interest earned on these deferrals is at market rates for all of the named executive officers.
     The purpose of the nonqualified deferred compensation plan is to provide executives with the opportunity to:
•	defer compensation in excess of qualified plan limits;

•	defer compensation to allow them to receive the full Company matching contribution of 3% of base salary not otherwise available to them under the 401(k) plan (as it is to other employees); and

•	defer compensation (and earnings) until retirement or another specified date or event.
     Cash deferrals are hypothetically invested, as elected by the participant, among the investment funds or benchmarks that are available under the 401(k) plan. Stock deferrals are automatically held as outstanding shares in a rabbi trust. Dividend equivalents are either credited in the form of shares, or received as cash in connection with stock deferrals made prior to 2005. For stock deferrals made in 2005, or any time thereafter, dividend equivalents are credited in the form of shares.
     Beginning with deferrals made on or after January 1, 2005, distribution of deferred amounts plus earnings to participants who are “key employees” will not be made for at least six months following separation from service for those who elected a distribution at separation. Key employees are generally the 50 highest paid officers.

Post-Employment Arrangements
     Retirement Compensation
     CSX’s retirement benefits consist of two components: a defined benefit pension plan and a 401(k) plan. CSX also sponsors a post-retirement health and welfare plan for employees hired before January 1, 2003. The Company stopped providing the post-retirement health and welfare plan for employees, including executive officers, hired on or after January 1, 2003, as a cost-saving measure and because providing these benefits was no longer necessary to remain competitive in the labor market.
     The retirement income components described above are provided to the named executive officers under the following plans, which are fully described on pages 40-45:
•	CSX Pension Plan (the “Qualified Plan”);

•	Special Retirement Plan for CSX Corporation and Affiliated Corporations (the “Special Retirement Plan”);

•	The Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (“CSXtra”); and

•	The Executive Deferred Compensation Plan (“EDCP”).
     Other Post-Employment Compensation
     With the exceptions discussed in the “Post-Termination and Change in Control Payments” section, the Company does not generally provide for any special termination of employment payments or benefits that favor the named executive officers in scope, terms or operation. Payments are generally available to all salaried employees whose positions are eliminated, pursuant to the terms of CSX’s Severance Plan, which pays benefits based upon years of service. The benefits range from one month of base pay (if one to three years of service has been attained) to one year of base pay (if at least 34 years of service has been attained).
     Change-in-Control Agreements
     CSX has entered into change-in-control agreements with each of the named executive officers (“Change-in-Control Agreements”). We believe these agreements help provide continuity of management in the event of a change in control of CSX. CSX also has a goal of ensuring management objectivity in the face of a potential transaction and believes this program accomplishes that goal. Overall, CSX views this program as a key element of a competitive executive compensation program that can attract and retain the type of high quality talent the Company needs from its executives, and we have designed the provisions to be in line with market practice.
     A detailed description of the Change-in-Control Agreements is set forth on pages 46-52 under the section entitled “Post-Termination and Change-in-Control Payments.”
     Severance Agreements
     In response to a shareholder proposal presented at last year’s annual meeting by the Trust for the International Brotherhood of Electrical Workers’ Pension Benefit Fund regarding the level of severance benefits provided to executives in the event of severance from the Company, the Board adopted, in December 2007, a new policy for severance benefits payable to “senior executives” (defined as named executive officers within the meaning of the Securities Exchange Act of 1934) for agreements entered into with a senior executive on or after December 12, 2007. The new policy was developed through full discussion and agreement with the shareholder and specifically was designed to cover new agreements. Thus, none of the existing agreements, including automatic self-renewing agreements, are covered by this new policy. The new policy limits the payment of severance benefits, without shareholder approval, to 2.99 times base salary plus bonus, as defined in the policy. Severance benefits for named executives are paid only in the event of termination following a change in control. (As discussed above, certain equity awards are immediately payable upon a change in control under the shareholder-approved Omnibus Plan.) Further, tax gross-up payments are available only on payments unrelated to the severance. The policy is available on the Company’s Internet website at investors.csx.com under the heading “Corporate Governance”.
     Health and Welfare Benefits
     CSX provides health and welfare benefits to the named executive officers on the same terms available to eligible employees.  This includes a variety of medical plan options from which to choose, including dental benefits under a preferred provider plan. The Company also provides basic life insurance and accidental death and dismemberment (“AD&D”) insurance coverage to all management employees, each of which is equal to two times their respective annual salary. Both life and AD&D benefits were capped at $1,000,000 effective January 1, 2006, but employees who already had coverage in excess of $1,000,000 retained the prior cap of $3,000,000. The Company also provides to the named executive officers salary continuance in the event of short-term disability plus long-term disability (“LTD”) insurance, travel accident insurance, and vacation based on length of service (again on the same basis as all other management employees).
     Restricted Stock
     From time to time, the Committee may award shares of restricted stock. Generally, CSX makes such awards in connection with attracting and, through the use of multi-year vesting schedules, retaining certain executive officers. CSX did not grant any restricted stock awards to any of the named executive officers in 2007. In addition, as part of its new stock ownership guidelines, the Company adopted a one-year holding period requirement applicable to all restricted stock for executive team members. Thus, following completion of the vesting period, named executive officers must wait one year before disposing of any restricted stock.
     Other Employee Agreements
     CSX occasionally enters into employment agreements with named executive officers. In general, these agreements are offered in connection with recruiting executive officers when CSX deems it advisable to provide employment security to new hires. Agreements of this type exist to provide severance pay and related benefits to Messrs. Ingram and Munoz, both of whom were recruited and hired from outside CSX three and four years ago, respectively. None of the other named executive officers currently has an employment agreement with CSX.
     Additional information regarding these agreements is set forth on page 35 in the “Employment Agreements” section.
Stock Ownership Guidelines
     CSX believes that, to link the interests of executive officers to those of its shareholders, it is important that executive officers hold an ownership position in CSX common stock. To achieve this linkage, CSX has established the following formal stock ownership guidelines. These guidelines are generally at or above the stock ownership guidelines of the comparison companies. Senior executive officers must retain 100% of net shares issued until the guidelines are achieved, guidelines must be achieved within five years, and such officers may dispose of shares held in excess of 1.2 times the applicable ownership threshold. All of the named executive officers currently exceed these ownership guidelines. The requirements are as follows:

Position	Minimum Value
Chief Executive Officer	6 times base salary
Executive Vice Presidents	4 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents and Equivalent	1 time base salary

COMPENSATION TABLES
Summary Compensation Table
     The Summary Compensation Table shows the amount and type of compensation received, as well as granted, in 2007 for the CEO, the CFO, and the next three most highly-paid executive officers.

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards[1]	Awards[2]	Compensation[3]	Earnings[4]	Compensation[5]	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)
Michael J. Ward	2007	$1,000,000	—	$11,413,605	$202,940	$1,080,000	$2,680,048	$202,117	$16,578,710
Chairman, President and CEO	2006	$995,833	—	$6,385,128	$529,198	$2,031,500	$3,672,230	$157,587	$13,771,476
Oscar Munoz	2007	$600,000	—	$4,305,817	$59,454	$486,000	$58,112	$54,317	$5,563,700
Executive Vice President and CFO.	2006	$595,833	—	$2,452,611	$117,742	$836,000	$62,169	$49,226	$4,113,581
Tony L. Ingram	2007	$525,000	—	$4,366,627	—	$448,000	$117,910	$39,129	$5,496,666
Executive Vice President and COO CSX Transportation, Inc.	2006	$520,833	—	$2,495,743	—	$825,000	$1,255,114	$54,738	$5,151,428
Clarence W. Gooden	2007	$500,000	—	$4,346,975	$16,172	$382,500	$826,842	$58,141	$6,130,630
Executive Vice President and CCO	2006	$495,833	—	$2,443,734	$54,177	$750,000	$1,363,633	$61,086	$5,168,463
Ellen M. Fitzsimmons	2007	$450,000	—	$3,138,627	$25,685	$324,000	$230,086	$48,806	$4,217,204
Senior Vice President- Law & Public Affairs and Corporate Secretary	2006	$445,833	—	$2,134,571	$73,015	$571,000	$227,987	$49,060	$3,501,466

1 –	Stock Awards – This column represents the 2007 FAS 123(R) expense for (i) outstanding restricted stock granted in previous years for all named executive officers other than Michael Ward (Mr. Ward does not have any outstanding restricted stock) and (ii) performance grants (LTIP grants) under the 2006-2007 LTIP, 2006-2008 LTIP and the 2007-2009 LTIP. The 2007 accrual for performance grants was based on an estimate of the “likely” performance achievement for expense purposes under FAS 123(R). Since the awards are paid in shares, all values are based on the grant date fair value of shares which could potentially be earned. For the 2006-2007 LTIP and the 2006-2008 LTIP, the grant date fair market value was $36.88; for the 2007-2009 LTIP, the grant date fair market value was $43.32. For more information, see Note 4, Stock Plans and Share-Based Compensation in the Notes to Consolidated Financial Statements in the Company’s 2007 Form 10-K, which was filed on February 22, 2008.

2 –	Option Awards – This column represents the 2007 FAS 123(R) expense for outstanding unvested stock option awards. Options were last granted in 2003.

3 –	Non-Equity Incentive Plan Compensation – SEIP, which was paid in February 2008, was based on the 90% payout of the MICP, adjusted for individual performance. For more information regarding the SEIP awards, see Annual Incentives on pages 25-26.

4 –	Change in Pension Value and Nonqualified Deferred Compensation Earnings – The values in this column reflect only changes in pension value as there were no above-market nonqualified deferred compensation earnings to report. The present value of accumulated benefits for 2007 reflects a higher discount rate of 6.00% when compared to the 5.75% discount rate applicable for 2006. This discount rate change was the result of actuarial adjustments based on changes in corporate bond rates. An increase in the discount rate reduces the incremental increase in pension value. There were no other changes in plan provisions or assumptions that affected the value.

5 –	All Other Compensation – The values in this column include a $15,000 perquisite allowance for each named executive officer, as well as amounts for personal aircraft usage, financial planning services, health screenings, excess liability insurance, life insurance and discounts at the CSX-owned resort. For Mr. Ward, this column includes, along with the items discussed above, Company-mandated aircraft usage by Mr. Ward in the amount of $105,922 as well as a Company match pursuant to the CSX Directors’ Matching Gift Program in the amount of $50,000, which is a perquisite available to Mr. Ward pursuant to his service as a director. Mr. Ward’s personal aircraft usage amount was calculated using the direct operating cost of $1,745 per flight hour, which was the hourly operating cost for 2007. The aggregate incremental cost for the use of Company aircraft for personal travel, including travel for outside board meetings, is calculated by multiplying the hourly variable cost rate (including fuel, oil, airport and hangar fees, crew expenses, maintenance and catering) for the aircraft by the hours the executive used the aircraft. For these purposes, hours occupied by any “deadhead” aircraft legs are included in the total hours the aircraft was used by the executive.

Employment Agreements
     CSX currently has employment agreements in place with Mr. Munoz and Mr. Ingram, which were entered into in 2003 and 2004, respectively, when each joined CSX. Mr. Ward, Mr. Gooden and Ms. Fitzsimmons do not have formal employment agreements in place, but rather, along with Mr. Munoz and Mr. Ingram, have their compensation reviewed and approved annually by the Committee and are all eligible to participate in the SEIP, LTIPs and all other elements of compensation discussed in the Compensation Discussion and Analysis section. The agreements for Messrs. Munoz and Ingram provide for certain benefits, which are discussed below on pages 46-47. The agreements do not provide for a specific duration of employment, but relate primarily to the provision of benefits upon separation.
Mr. Munoz
     Under the terms of an agreement entered into in May 2003, Mr. Munoz is employed as Executive Vice President and CFO of CSX. The agreement provides for an annual base salary of no less than $500,000. The agreement also provides for an annual target bonus of 90% of his base salary. Upon joining CSX, Mr. Munoz received a stock option grant of 250,000 shares, which vest ratably over three years starting in 2006. As of December 28, 2007, Mr. Munoz is two-thirds vested—the final third vests May 7, 2008. In addition, Mr. Munoz was granted 50,000 shares of restricted stock in which he is fully vested. Mr. Munoz is also entitled to participate in employee benefit plans and to receive perquisites generally made available to senior executives of CSX.
Mr. Ingram
     Pursuant to an agreement entered into in March 2004, Mr. Ingram is employed as Executive Vice President and Chief Operating Officer of CSX Transportation. The agreement provides for an annual base salary of no less than $450,000 and an annual target bonus of 90% of his base salary. Mr. Ingram is also entitled to participate in employee benefit plans and to receive perquisites generally made available to senior executives of CSX. If Mr. Ingram’s employment is terminated for any reason other than cause, he is eligible for a special pension benefit described in the narrative following the Pension Benefits Table.

Grants of Plan-Based Awards Table
     The Grants of Plan-Based Awards Table is a supporting table to the Summary Compensation Table.

								All Other	Grant Date
		Estimated Possible Payouts			Estimated Future Payouts			Stock Awards;	Fair Value of
		Under Non-Equity			Under Equity Incentive			Number of	Stock and
		Incentive Plan Awards[1]			Plan Awards[2]			Shares of Stock	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards[3]
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Michael J. Ward	May 1, 2007	—	—	—	14,776	92,347	221,633	—	$4,000,010
		120,000	1,200,000	3,000,000	—	—	—	—
Oscar Munoz	May 1, 2007	—	—	—	5,541	34,630	83,112	—	$1,499,998
		54,000	540,000	3,000,000	—	—	—	—	—
Tony L. Ingram	May 1, 2007	—	—	—	5,541	34,630	83,112	—	$1,499,998
		47,250	472,500	3,000,000	—	—	—	—	—
Clarence W. Gooden	May 1, 2007	—	—	—	5,541	34,630	83,112	—	$1,499,998
		45,000	450,000	3,000,000	—	—	—	—	—
Ellen M. Fitzsimmons	May 1, 2007	—	—	—	3,694	23,087	55,409	—	$1,000,013
		36,000	360,000	3,000,000	—	—	—	—	—

1 –	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – This column reflects what the potential payments could have been for 2007 under the SEIP as typically administered by the Committee using the target incentive opportunity and Company performance under the MICP. The values reflect a threshold payout of 10%, a target payout of 100% and a maximum payout that cannot exceed the lesser of 0.3% of operating income for the CEO and 0.2% of operating income for each other named executive officer, or $3 million under the shareholder approved SEIP. At the Committee’s discretion, payouts can be zero. The actual payment for 2007 is shown in the Summary Compensation Table.

2 –	Estimated Future Payouts Under Equity Incentive Plan Programs – The value in this column reflects the potential payout in shares under the 2007-2009 LTIP based on preestablished financial performance and strategic goals. For the named executive officers, the Company’s operating ratio for the final year and the cumulative operating income will determine a payout of shares which can range from 0% to 240% of the grant. The values reflect a threshold payout of 16%, a target payout of 100% and a maximum payout of 240%.

3 –	Grant Date Fair Value of Stock and Option Awards – The value in this column reflects the number of performance grants, which is the target number, multiplied by $43.32 (the average of the high and low price of CSX stock on the date of grant).
     As described above in the Compensation Discussion and Analysis, the Summary Compensation Table and Grants of Plan-Based Awards Table reflect that a substantial portion of the total compensation paid to each named executive officer is at risk and consists of performance-based cash and equity incentives that link each named executive officer’s pay to CSX’s financial and non-financial results.

Outstanding Equity Awards at Fiscal Year-End
     The table below presents information pertaining to all outstanding equity awards held by the named executive officers as of December 28, 2007, and their potential value based on CSX’s closing price on December 28, 2007 of $44.27. Outstanding equity awards are comprised of vested and unvested stock options, unvested restricted stock, and outstanding LTIP grants.

	Option Awards				Stock Awards
								Equity
							Equity	Incentive Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
						Market	Number of	Value of
	Number of	Number of			Number of	Value of	Unearned	Unearned
	Securities	Securities			Shares or	Shares or	Shares,	Shares, Units
	Underlying	Underlying			Units of	Units of	Units or	or Other
	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not	That Have	Have Not
	(#)	(#)	Price[2]	Expiration	Vested[4]	Vested[5]	Not Vested[6]	Vested[7]
Name	Exercisable	Unexercisable[1]	($)	Date[3]	(#)	($)	(#)	($)
Michael J. Ward	80,000	—	$20.4844	02/10/09	—	—	261,176	$11,562,240
	350,000	—	$19.7975	05/17/11	—	—
	133,332	—	$19.0700	02/13/12	—	—
	273,334	266,666	$16.0725	05/07/13	—	—

Oscar Munoz	166,668	83,332	$16.0725	05/07/13	—	—	97,941	$4,335,839

Tony L. Ingram	—	—	—	—	20,000	$885,400	97,941	$4,335,839

Clarence W. Gooden	20,000	20,000	$16.0725	05/07/13	—	—	97,941	$4,335,839

Ellen M. Fitzsimmons	27,666	—	$19.7975	05/17/11	10,310	$456,424	65,294	$2,890,562
	20,000	—	$19.0700	02/13/12	—	—
	33,334	33,332	$16.0725	05/07/13	—	—

1 –	Number of Securities Underlying Unexercised Options — Unexercisable - Stock option awards become exercisable in annual one-third increments, commencing on the third anniversary of the grant date.

2 –	Option Exercise Price - The option exercise price is the average of the high and low stock price on the grant date of the stock option award. The approval date and grant date are the same for each individual stock option grant listed above.

3 –	Option Expiration Date - The stock option awards expire on the tenth anniversary of the grant date.

4 –	Number of Shares or Units of Stock That Have Not Vested - The number of shares in the column above represent the number of unvested restricted shares of stock, as of December 28, 2007, granted to the named executive officers as an incentive to remain employed by CSX. Under the terms of the restricted stock agreements, the grants are subject to partial accelerated vesting if employment with CSX terminates as a result of death, disability, termination without cause, or resignation for good reason.
Mr. Ingram — Mr. Ingram received a restricted stock grant of 50,000 shares on March 15, 2004. Since the date of grant 30,000 shares have vested. The remaining 20,000 shares vested on March 14, 2008.
Ms. Fitzsimmons — Ms. Fitzsimmons received a restricted stock grant of 41,240 shares on December 22, 2005. Since the date of grant, 30,930 shares have vested. The remaining 10,310 shares will vest on December 22, 2008.

5 –	Market Value of Shares or Units of Stock That Have Not Vested — The market values are based on the closing stock price as of December 28, 2007 of $44.27. The value can be more or less than these amounts based on the stock price at the end of the vesting period.

6 –	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested – In accordance with the SEC requirements for this table, the number of shares shown in the column above represents the sum of the shares that would be payable under the 2006-2008 LTIP and 2007-2009 LTIP if the Company’s actual performance in 2007 was applied to each plan’ s performance measures. The Company’s 2007 performance would create a 110% payout for the 2006-2008 LTIP and a below threshold payout for the 2007-2009 LTIP. The SEC requires that projected payouts be shown at the next higher performance measure. Therefore, the number of performance grants shown above is equal to a 200% payout for the 2006-2008 LTIP and a 16% payout for the 2007-2009 LTIP.

7 –	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested — The market values are based on the closing stock price as of December 28, 2007 of $44.27. The value can be more or less than these amounts based on the stock price at the end of the performance period. The table below provides a breakdown of the last two columns of the above table showing the unearned shares and value from the two outstanding LTIPs. Actual payout of awards will be based on the Company’s performance for the last year of each plan. Dividend equivalents are not paid on grants.

	2006-2008 LTIP at 200%		2007-2009 LTIP at 16%
	Unearned Shares	Value at YE 2007	Unearned Shares	Value at YE 2007
Name	(#)	($)	(#)	($)
Michael J. Ward	246,400	$10,908,128	14,776	$654,112
Oscar Munoz	92,400	$4,090,548	5,541	$245,291
Tony L. Ingram	92,400	$4,090,548	5,541	$245,291
Clarence W. Gooden	92,400	$4,090,548	5,541	$245,291
Ellen M. Fitzsimmons	61,600	$2,727,032	3,694	$163,530

Option Exercises and Stock Vested
     The table below presents the stock options exercised and restricted stock that vested for each of the named executive officers during 2007, the number of shares paid from the 2006-2007 LTIP, and the value realized from each.
•	Option Awards: The value realized for the options exercised by the named executive officers reflects the stock price at exercise less the option’s exercise price multiplied by the number of options exercised.

•	Restricted Stock Awards: For the executives with remaining unvested restricted stock awards from grants in prior years, the table includes the value realized for stock awards at CSX’s stock price on the vesting date for the number of restricted stock awards that vested during 2007.

•	2006-2007 LTIP Awards: The value realized for stock awards reflects CSX’s closing stock price on January 18, 2008 of $41.18, the last business day prior to the date the awards were approved by the Committee on January 21, 2008.

	Option Awards		Stock Awards
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise[1]	on Exercise	on Vesting[3]	on Vesting
Name	(#)	($)[2]	(#)	($)[4]
Michael J. Ward	100,000	$940,280	372,310	$15,331,726
Oscar Munoz	—	—	159,616	$6,665,387
Tony L. Ingram	—	—	149,616	$6,115,137
Clarence W. Gooden	87,666	$2,050,513	173,616	$7,176,707
Ellen M. Fitzsimmons	—	—	137,388	$5,720,046

1 –	Shares Acquired on Exercise — Shares acquired by Messrs. Ward and Gooden were not retained through the end of the year.

2 –	Value realized — Number of options multiplied by sales price — exercise price.

3 –	Shares Acquired on Vesting — Shares acquired through stock awards include the number of shares that were issued pursuant to the 2006-2007 LTIP grants as discussed in the CD&A on pages 28-29 and any restricted stock that vested in 2007.

4 –	Value Realized — Number of shares issued pursuant to the 2006-2007 LTIP multiplied by the stock price on the date the award was approved by the Committee plus the number of restricted stock shares that vested in 2007 multiplied by the stock price on the date of vesting.

Pension Benefits Table
     As reflected by the Pension Benefits Table, and as described below, CSX maintains defined benefit plans (qualified and nonqualified) under which the named executive officers are entitled to benefits: the CSX Pension Plan and the Special Retirement Plan for CSX Corporation and Affiliated Corporations.

				Payments
		Number of Years	Present Value of	During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Michael J. Ward	CSX Pension Plan (Qualified)	30.333	$965,350	—
	Special Retirement Plan (Nonqualified)	41.667	$12,973,070	—

Oscar Munoz	CSX Pension Plan (Qualified)	4.417	$39,425	—
	Special Retirement Plan (Nonqualified)	4.417	$168,337	—

Tony L. Ingram	CSX Pension Plan (Qualified)	3.500	$37,493	—
	Special Retirement Plan (Nonqualified)	38.000	$5,325,576	—

Clarence W. Gooden	CSX Pension Plan (Qualified)	35.833	$1,050,389	—
	Special Retirement Plan (Nonqualified)	44.000	$4,459,636	—

Ellen M. Fitzsimmons	CSX Pension Plan (Qualified)	16.083	$281,679	—
	Special Retirement Plan (Nonqualified)	16.083	$809,202	—

1 –	Special Retirement Plan (Nonqualified) — Mr. Ward’s credited service under the Special Retirement Plan is 41.667 years, including additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations — Additional Service Credit”); his actual years of service are 30.333 years. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $3,826,456. Note that Mr. Ward was designated for participation in the Special Retirement Plan in September 1995, eight years before he became CEO. Beginning in 2007, Mr. Ward voluntarily waived the right to any future accruals of extra years of service under this plan. The table uses a September 30 measurement date and thus, extra service from October 1, 2006 through December 31, 2006 still appears in this Proxy Statement. See discussion below of the Special Retirement Plan on pages 42-43.

2 –	Special Retirement Plan (Nonqualified) — Mr. Ingram’s credited service under the Special Retirement Plan is 38.0 years due to the crediting of his service with his prior employer under his employment agreement; his actual years of service are 3.5 years. However, his CSX pension benefit is offset by the pension benefits he receives from his prior employer as well as any monthly amount payable from his CSX cash balance benefit. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $4,677,414. See discussion below of the Special Retirement Plan on pages 42-43.

3 –	Special Retirement Plan (Nonqualified) — Mr. Gooden’s credited service under the Special Retirement Plan is 44 years, including additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations — Additional Service Credit”), and his actual years of service are 35.833 years. Mr. Gooden will receive no additional years of service credit under this plan going forward. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $1,046,979. See discussion below of the Special Retirement Plan pages 42-43.
CSX Pension Plan
     The CSX Pension Plan (the “Qualified Plan”) is qualified under Code Section 401(a) that covers most of CSX’s non-union employees upon completing one year of service and attaining age 21. In general, pension benefits under the Qualified Plan accrue in two different ways: for employees who were hired before January 1,

2003, benefits accrue based on a “final average pay” formula, and for employees hired on or after January 1, 2003, benefits accrue based on a “cash balance” formula.
Final Average Pay Formula for Employees Hired Before January 1, 2003
     For employees hired before January 1, 2003, the final average pay formula provides for a benefit, in the form of a life annuity starting at age 65, equal to 1.5% of the employee’s final average pay multiplied by the employee’s years of service. This amount is then reduced by 40% of the employee’s Social Security benefits or 60% of the employee’s Railroad Retirement benefits, or both, whichever is applicable. The resulting benefit is subject to a cap imposed under Code Section 415 (the “Section 415 Limit”). The Section 415 Limit for 2007 is $180,000 (for a life annuity at age 65) and is subject to adjustment for future cost of living changes. Further, under the Code, the maximum amount of pay that may be taken into account for any year is limited. This limit (the “Compensation Limit”) is $225,000 for 2007 and is subject to adjustment for future cost of living changes. The pay taken into account under the final average pay formula includes base salary, annual incentive payments, and matching contributions made under CSX’s 401(k) plans (50% of employee contributions of up to 6% of base salary). Messrs. Ward and Gooden and Ms. Fitzsimmons were hired before January 1, 2003, and are covered by the final average pay formula under the Qualified Plan.
Cash Balance Formula for Employees Hired on or After January 1, 2003
     Employees who become eligible to participate in the Qualified Plan on or after January 1, 2003 earn pension benefits under a cash balance formula. Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. For each month of service, an employee’s account is credited with a percentage of the employee’s pay for that month. The percentage of pay credited is determined based on the employee’s age and years of service. Mr. Munoz’s current percentage of pay credit is 4% and Mr. Ingram’s current percentage of pay credit is 5%.
     The hypothetical account earns interest credits on a monthly basis using the 10-year Treasury bond rate and the participant’s account balance as of the end of the prior month. The 10-year Treasury bond rate used for 2007 was 4.8%. Pay for purposes of the cash balance formula is defined in the same way as for the final average pay formula. The Section 415 Limit and Compensation Limit also apply in determining benefits under the cash balance formula.
     Because Mr. Munoz and Mr. Ingram were hired after January 1, 2003, they are covered by the cash balance formula. However, Mr. Ingram, pursuant to his employment agreement, receives a benefit under the final average pay formula offset by his Norfolk Southern pension benefit and any monthly benefit payable under the CSX cash balance formula.
Transfer Benefits
     The Qualified Plan also provides for the payment of additional benefits to employees who are subject to an intra-company transfer between railroad employment (covered by Railroad Retirement benefits) and non-railroad employment (covered by Social Security benefits). These benefits are intended to make up a portion of the difference in the smaller benefits (including the living spousal benefit) payable under Social Security versus Railroad Retirement. Messrs. Ward and Gooden are eligible for such benefits. Since the enhancement does not make up the full loss in Railroad Retirement benefits or spousal survivor benefit, Mr. Ward is covered by a side agreement that provides him an additional amount to make him whole.
Vesting
     Benefits under the Qualified Plan vest upon the earlier of completion of five years of service or attainment of age 65.
Early Retirement
     The Qualified Plan has a normal retirement age of 65. However, employees with 10 years of service may retire as early as age 55, but with a reduction from full benefits to reflect commencement of the benefit earlier than age 65. If an active participant reaches age 55 with 10 years of service, the reduction for early retirement is 1/360th of the pension benefit for each month the benefit commences prior to age 60 (rather than age 65). Messrs. Ward and Gooden have already attained age 55 with 10 years of service and thus are currently eligible to retire under the early retirement provisions of the Qualified Plan. Mr. Ingram is eligible for early retirement under his employment agreement discussed on page 46.
Form of Payment of Benefits
     Benefits under the Qualified Plan’s final average pay formula are payable in various annuity forms at retirement. Benefits under the cash balance formula may be paid upon termination of employment or retirement as a lump sum or in various annuity forms, including a 50% joint and survivor annuity (fully subsidized for married employees so that the monthly benefit to the employee is the same as if the employee elected to receive a single life annuity), as well as 75% and 100% joint and survivor annuity forms. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in CSX’s 2007 Form 10-K.
Special Retirement Plan of CSX and Affiliated Corporations
     The Special Retirement Plan is a nonqualified plan that generally covers CSX executives, including the named executive officers, whose compensation exceeds a certain level ($225,000 in 2007). The benefits provided under the Special Retirement Plan that apply to one or more of the named executive officers are described below. The purpose of the Special Retirement Plan is to assist CSX in attracting and retaining key executives by allowing it to offer competitive pension benefits on the basis described below.
Benefits
     The Special Retirement Plan formula replicates the qualified plan formula but provides for the payment of benefits that that would otherwise be denied under the Qualified Plan due to the Section 415 Limit and the Compensation Limit, both described above.
Additional Service Credit
     The Special Retirement Plan provides for the granting of additional service credit to executives designated by the CEO or his designee where it is necessary to do so in order to provide competitive retirement benefits. Messrs. Ward and Gooden have been covered by the Special Retirement Plan’s additional service crediting provisions since September 2, 1995 and December 21, 1996, respectively. Pursuant to the Special Retirement Plan’s applicable service crediting rules, an eligible executive is credited with one additional year of service for each actual year of service worked beginning no earlier than age 45 continuing until age 65. Total service cannot exceed a maximum of 44 years, unless actual service exceeds 44 years. The additional service credit vests upon an executive’s attainment of age 55 and completion of ten years of actual service. Mr. Ward voluntarily waived his right to future extra service credits in 2007, and Mr. Gooden is not entitled to any extra service credits as he has reached the maximum. As discussed below, Mr. Ingram is entitled to pension benefits under the Special Retirement Plan that are based on service with his prior employer.
     CSX has previously granted additional service credit to executives in accordance with the above provisions in situations where it determines it is necessary to do so in order to provide competitive retirement benefits. The additional two-for-one service credits discussed above were awarded in the mid-1990’s under a plan provision that is no longer utilized for new participants.
Executive Specific Benefits
     The Special Retirement Plan allows the payment of individually negotiated nonqualified pension benefits. As mentioned above, pursuant to an employment agreement entered into between CSX and Mr. Ingram at the time Mr. Ingram joined CSX from Norfolk Southern Corporation in March 2004, CSX agreed to provide Mr. Ingram with a special pension benefit payable under the Special Retirement Plan. No benefit is payable to Mr. Ingram under the Special Retirement Plan if he is terminated for “cause,” which is generally defined as (i) a willful and continued failure to substantially perform his duties; (ii) willful engagement in illegal conduct or gross misconduct that is harmful to CSX and performed in bad faith; or (iii) a violation of CSX’s Code of Ethics.
     By letter agreement between CSX and Mr. Ward, Mr. Ward, due to his transfer to non-railroad service, is generally entitled upon retirement to additional monthly payments that would, together with the benefits payable under the Qualified Plan, generally equal the benefits (including spousal benefits) that Mr. Ward lost resulting from such transfer.
Form of Payment of Benefits; Certain Forfeiture Provisions
     Under the current terms of the Special Retirement Plan, pension benefits can be paid in the same form as under the Qualified Plan, except that Messrs. Ward and Gooden are permitted to elect to receive their Special Retirement Plan pension benefits in the form of a lump sum. Their Qualified Plan benefits under the final average pay formula are payable only in the form of an annuity.
     Pension benefits under the Special Retirement Plan are subject to (i) suspension and possible forfeiture if a retired executive competes with the Company or engages in acts detrimental to the Company or (ii) forfeiture if an executive is terminated for engaging in acts detrimental to the Company.
     Under the current terms of the Special Retirement Plan, unless an employee has elected otherwise, within 45 days after a change in control, the employee is entitled to a lump sum payment equal to the actuarial present value of his or her accrued benefit under the Special Retirement Plan as of a date prior to the change in control.
     The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the Pension Benefits Table for the Special Retirement Plan are described in CSX’s 2007 Annual Report on Form 10-K.
CSXtra 401(k) Plan
     All CSX non-union employees may also contribute to the Company-wide CSXtra Plan, which is a traditional qualified 401(k) plan. Benefits accumulated under CSXtra are not shown in the chart above. Participants may contribute on a pre-tax and post-tax basis and receive Company matching contributions. If a named executive officer is precluded from making the maximum pretax contributions as a result of Code limits, additional compensation may be deferred under the EDCP described below, which also provides the maximum matching contribution of 50% on an employee contribution of up to 6% of base salary above the qualified compensation limit.

Nonqualified Deferred Compensation Table
     The Nonqualified Deferred Compensation Table provides a summary of 2007 deferrals made under the Executive Deferred Compensation Plan (“EDCP”), CSX’s current executive nonqualified deferral program, as well as 2007 earnings, distributions, and year-end balances. Two types of deferrals are represented below: cash deferrals and stock deferrals. Cash deferrals include deferred portions of a named executive officer’s base salary and short-term and long-term incentive cash payments. Stock deferrals include deferred portions of compensation payable in the form of CSX common stock. The Committee believes that such stock deferrals help assure that executives will share the same risks and rewards of ownership with shareholders, with less liquidity since they generally cannot sell or access such deferral stock until the end of the deferral period.

	Executive	Registrant	Aggregate	Aggregate
	Contributions Last	Contributions Last	Earnings	Distributions	Aggregate Balance
	Fiscal Year	Fiscal Year	Last Fiscal Year [1]	Last Fiscal Year[2]	Last Fiscal Year[3]
Name	($)	($)	($)	($)	($)
Michael J. Ward	—	—	$1,434,403	$71,515	$6,303,422
Oscar Munoz	$22,500	$11,250	$41,889	—	$791,590
Tony L. Ingram	$18,000	$7,500	$1,447,094	—	$6,272,852
Clarence W. Gooden	$60,000	$8,250	$367,530	—	$1,844,776
Ellen M. Fitzsimmons	—	—	$68,056	$3,585	$332,226

1 –	Aggregate Earnings Last Fiscal Year — Earnings on cash deferrals include the total gains and losses credited in 2007 based on the hypothetical investment of those amounts in the manner described below. Earnings on stock deferrals reflect the difference between the closing stock price at the end of 2006 ($34.43) and 2007 ($44.27), plus any dividend equivalents credited in 2007.

2 –	Aggregate Distributions Last Fiscal Year — Distributions include any dividend equivalents credited on deferred stock balances in 2007 that were paid out in the form of cash. Such option is allowed only on pre-2005 stock deferrals.

3 –	Aggregate Balance Last Fiscal Year — Of the aggregate balances listed in this column, the amounts attributable to deferred stock are as follows: Mr. Ward, $5,862,876; Mr. Munoz, $0; Mr. Ingram, $6,220,280; Mr. Gooden, $1,588,415; and Ms. Fitzsimmons, $293,867.
Eligible Deferrals
     Under the EDCP, participants are entitled to elect to defer (a) awards payable in cash under CSX’s incentive compensation plans, (b) up to 50% of base pay, and (c) awards payable in the form of stock under our LTIP. Participants also are entitled to matching credits based on the amount of additional matching contributions that the named executive officer would have received under CSX’s 401(k) plan assuming that certain Code limits did not apply and contributions made under the EDCP were instead made under CSX’s 401(k) plan.
Investment of Deferred Amounts
     Stock awards that are deferred under the EDCP are automatically held as outstanding shares in a rabbi trust and are credited with dividend equivalent shares. Deferred amounts other than stock awards are, in accordance with a participant’s individual elections, treated as if they were invested among the investment funds or benchmarks available under the qualified 401(k) plan. The funds and benchmarks currently available include the stable value fund, balance fund, large cap value fund, S&P 500 Index fund, large cap growth fund, international equity fund, small cap growth fund, retirement target date funds, and a CSX stock fund. Participants may elect to change the investment of deferred amounts, other than deferred stock awards, as of the first day of any payroll period.

Timing and Form of Benefit Payments
     EDCP participants may elect to receive payment of their deferred amounts, including earnings, upon separation from service, the attainment of a specified age, or upon the occurrence of a change in control. Participants may elect to receive payment in the form of a lump sum or in semi-annual installments over a number of years not in excess of twenty years. If a participant fails to make an election, deferred amounts are paid in lump sum one year after separation from service. With respect to amounts deferred after December 31, 2004, if payment is triggered by a separation from service and the participant is a “key employee” (for CSX, generally the 50 highest paid officers), payment will not be made until the later of six months after separation from service or the scheduled date of payment.
     A participant may apply for accelerated payment of deferred amounts in the event of certain hardships and unforeseeable emergencies. A participant also may elect to receive accelerated distribution of amounts deferred before January 1, 2005 (and earnings thereon) other than for hardship or an unforeseeable emergency, but the participant is required to forfeit a portion of the amount to be distributed. Depending on the plan under which the original deferral was made, the forfeiture may be equal to 5% or a rate equal to the mid-term applicable federal rate (4.13% as of December 28, 2007) as of the date of distribution. All benefit payments under the EDCP are paid in the form of cash, except that deferred amounts attributable to stock awards are paid in the form of CSX common stock.

Post-Termination and Change-in-Control Payments
     The following narrative disclosure and tables provide information about CSX arrangements that pay benefits to named executive officers in connection with (i) termination of employment or (ii) termination of employment following a change in control.
Termination of Employment Payments (Other than upon a Change in Control)
     The Company does not generally provide for any special termination of employment payments or benefits that favor the named executive officers in amount, terms or operation. Rather, payments are available under certain circumstances to all salaried employees pursuant to the terms of the CSX Severance Plan, which pays benefits based upon years of service. The benefits range from one month of base pay (if one to three years of service has been attained) to one year of base pay (if at least 34 years of service has been attained). However, Messrs. Munoz and Ingram are eligible for special termination of employment payments in certain circumstances. Furthermore, LTIP and restricted stock grants received by participants, including the named executive officers, are subject to pro rata vesting upon the recipient’s termination of employment under certain circumstances described below.
Employment Agreements — Messrs. Munoz and Ingram
     CSX is party to employment agreements entered into at the time of employment with Messrs. Munoz and Ingram, as discussed above in the narrative accompanying the Summary Compensation Table. These agreements provide for benefits to be payable to the executives upon a termination of employment, other than during the employment period covered by the Change-in-Control Agreements described in the next section. The severance benefits provided under these agreements are available for the duration of their employment with CSX.
     Munoz Agreement. By letter agreement with CSX dated April 17, 2003, if Mr. Munoz is terminated by CSX (including pursuant to a “constructive termination”) for reasons other than “cause” or “disability,” he will be entitled to the following benefits:
•	If employment is terminated on or before May 6, 2008, CSX will pay Mr. Munoz a lump sum severance payment equal to two times his then current annual base salary, and any then unvested options granted to him in May 2003 will vest immediately.

•	If employment is terminated after May 6, 2008, CSX will pay Mr. Munoz a lump sum amount equal to his then current annual base salary.
     Ingram Agreement. By letter agreement dated March 15, 2004, if Mr. Ingram is terminated by CSX (including pursuant to a “constructive termination”) for reasons other than “cause” or “disability,” or Mr. Ingram terminates employment for “good reason,” he will be entitled to the following benefits:
•	If employment is terminated on or before March 14, 2009, CSX will pay Mr. Ingram a lump sum severance payment equal to two times his then current annual base salary, and any then unvested restricted stock granted at the commencement of his employment will vest immediately.

•	If employment is terminated after March 14, 2009, CSX will pay Mr. Ingram a lump sum amount equal to his then current annual base salary.
     In Messrs. Munoz’s and Ingram’s employment agreements, the payment triggers are defined as follows:
•	“Cause” generally refers to (1) the executive’s willful and continued failure substantially to perform his duties; (2) any willful engagement by the executive in illegal conduct or gross misconduct that is harmful to CSX and performed in bad faith; or (3) any violation by the executive of CSX’s Code of Ethics.

•	“Disability” is generally defined by reference to CSX’s long-term disability plan.

•	“Constructive termination” generally refers to (1) a material diminution in the executive’s duties or responsibilities or (2) a reduction in base salary, target annual bonus, other incentive opportunities, benefits or perquisites (unless peer executives suffer a comparable reduction). In Mr. Munoz’s agreement, “constructive termination” also includes the circumstance where CSX requires the executive to be based at any location other than its corporate headquarters.

•	“Good reason”, as used in Mr. Ingram’s agreement, generally refers to (1) a material diminution in the executive’s duties or responsibilities, (2) the failure by CSX to comply with the compensation provisions of the employment agreement or (3) any direction by CSX of Mr. Ingram to act in a manner that would cause a breach in his confidentiality and non-solicitation agreement with his previous employer.
Pro Rata Vesting of LTIP and Restricted Stock Grants
     LTIP grants and restricted stock grants under the Omnibus Plan for all participants provide for pro rata vesting based on the number of months elapsed between the date of grant and the date of termination as follows:
•	LTIP Awards: If any payments are made under the 2006-2008 LTIP or the 2007-2009 LTIP, such payments will be made pro rata in the event that an award recipient’s employment terminates due to death, disability or retirement.

•	Restricted Stock: Restricted stock vests pro rata in the event of termination of employment by CSX without “cause,” by reason of death or “disability,” or by the award recipient for “good reason.” “Cause” is defined in the same manner as under the Change-in-Control Agreements discussed below under the “Change-in-Control Payments” section. “Disability” is defined by reference to the CSX long-term disability plan, which covers the award recipient. “Good reason” means the termination of employment within 60 days after (1) any action resulting in a material diminution of the award recipient’s position, authority or responsibilities or (2) CSX requires the award recipient to relocate to another office location.
Change-in-Control Payments
     The following discussion describes potential payments to named executive officers, along with other executives, following a “change in control.” Under the plans and agreements described below, a “change in control” generally includes any of the following:
•	the acquisition of beneficial ownership of 20% or more of CSX’s outstanding common stock or the combined voting power of CSX’s outstanding voting stock by an individual or group as defined under applicable SEC rules;

•	if individuals, who as of the date of the Change-in-Control Employment Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s shareholders was approved by a vote of least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (as defined under applicable SEC rules);

•	a business combination (such as a merger, consolidation or disposition of substantially all of the assets of CSX or its principal subsidiary), excluding business combinations that will not result in a change in the equity and voting interests held in CSX, or a change in the composition of the Board, over a specified percentage; or

•	the liquidation or dissolution of CSX or its principal subsidiary.

Full and Immediate Vesting under Omnibus Plan
     The named executive officers, along with more than 600 other employees, hold grants governed by the terms of the Omnibus Plan, including performance grants under the 2006-2008 LTIP and the 2007-2009 LTIP, restricted stock, and stock options. Upon the occurrence of a change in control: (i) all grants under the 2006-2008 and 2007-2009 LTIP are considered fully earned and are immediately payable in cash, (ii) all vesting conditions applicable to restricted stock are deemed to have been met, and (iii) all outstanding stock options become immediately exercisable.
     The following table quantifies the benefits that would have been payable under the Omnibus Plan to each named executive upon the hypothetical occurrence on December 28, 2007 of an event described above.
Potential Payouts Under the Omnibus Plan Upon Change in Control

			Unvested
	LTIP	Restricted	Stock	Aggregate
Name	Payment[1]	Stock[2]	Options[3]	Payments
Michael J. Ward	$20,450,394	—	$7,519,315	$27,969,709
Oscar Munoz	$7,668,892	—	$2,349,754	$10,018,646
Tony L. Ingram	$7,668,892	$885,400	—	$8,554,292
Clarence W. Gooden	$7,668,892	—	$563,950	$8,232,842
Ellen M. Fitzsimmons	$5,112,609	$456,424	$939,879	$6,508,912

1 –	LTIP Payment — Full LTIP payout based on 100% attainment of target levels under the 2006-2007 LTIP, 2006-2008 LTIP and the 2007-2009 LTIP, as of December 28, 2007, at a stock price of $44.27.

2 –	Restricted Stock — Total value of restricted stock assuming full vesting as of December 28, 2007, at a stock price of $44.27.

3 –	Stock Options — Total value of the spread for unvested stock options, assuming full vesting as of December 28, 2007, at a stock price of $44.27.
The SEC requires that the LTIP payments described above include the performance grants from the 2006-2007 LTIP that were paid in January 2008. If the hypothetical change in control occurred on December 31, 2007, instead of December 28, 2007, the total potential LTIP payments for a change in control would have been as follows:

Name	LTIP Payment
Michael J. Ward	$9,542,266
Oscar Munoz	$3,578,344
Tony L. Ingram	$3,578,344
Clarence W. Gooden	$3,578,344
Ellen M. Fitzsimmons	$2,385,577
Change-in-Control Agreements
     On December 30, 2004, CSX entered into Change-in-Control Agreements with senior executives, including each of the named executive officers. Each Change-in-Control Agreement provides for salary and benefits to be continued at no less than specified levels generally for a period of up to three years after a change in control (the “Employment Period”), and for certain payments and other benefits to be paid or provided by

CSX upon an executive’s termination of employment within the Employment Period. No payments have been made to any named executive officer pursuant to the Change-in-Control Agreements described below.
Benefits During the Employment Period Following a Change in Control
     During the “Employment Period,” CSX is required to:
•	pay the executive an annual base salary that is at least equal to the highest base salary payable to the executive in the 12-month period immediately preceding the Employment Period (although certain reductions in salary that are also applicable to similarly situated peer executives may be permitted);

•	provide the executive with an opportunity to earn an annual cash bonus at a minimum, target and maximum level that is not less favorable than the executive’s opportunity to earn such annual cash bonuses prior to the Employment Period (although certain reductions also applicable to similarly situated peer executives may be permitted); and

•	cause the executive to be eligible to participate in incentive, retirement, welfare and other benefit plans and to benefit from paid vacation and other policies of CSX and its affiliates, on a basis not less favorable than the benefits generally available to the executive before the Employment Period (or the benefits generally available to peer executives at any time after the beginning of the Employment Period, whichever is more favorable).
Benefits Upon Termination Following a Change in Control
     Under the Change-in-Control Agreements, CSX will provide severance payments and other benefits to named executive officers upon their termination of employment during the Employment Period. The amount of benefits depends on the reason for termination.
     Termination Without “Cause” or Resignation for “Good Reason”; “Constructive Termination.” CSX will pay to the executive the severance benefits described below if, during the Employment Period, CSX terminates the executive’s employment other than for “cause” or “disability,” or the executive resigns for “good reason” or upon a “constructive termination.” An executive whose employment is terminated without “cause” in anticipation of a change in control is also entitled to the following benefits. Each of these payment triggers is discussed further below.
•	Cash Severance Payment — a lump sum cash payment equal to the sum of the following:
•	the executive’s (1) accrued pay and (2) “Highest Annual Bonus” (pro-rated based on the number of days worked in the calendar year). An executive’s Highest Annual Bonus is the higher of (a) the executive’s most recently established target annual bonus and (b) the highest annualized bonus amount received by the executive in the three full calendar years preceding the beginning of the Employment Period;

•	three times the sum of the executive’s annual base salary and the executive’s “Highest Annual Bonus”; and

•	the actuarial present value of the amount that the executive would have been entitled to receive under the Qualified Plan and the Special Retirement Plan had the executive continued employment with CSX for an additional three years after the actual date of termination.
•	Medical and Other Welfare Benefits — continued medical, life and other welfare benefit plan coverage for three years after termination of employment at a level at least as favorable as the benefits provided to the executive during the Employment Period (or the benefits then generally available to peer executives, whichever is more favorable). The executive also receives credit for three additional years of service for purposes of determining eligibility for retiree medical benefits.

•	Outplacement — outplacement services at a cost to CSX not to exceed $20,000.
     The following table quantifies the severance benefits to which each of the named executive officers would be entitled under his or her Change-in-Control Agreement upon the hypothetical termination of employment following a change in control by CSX other than for “cause” or “disability” or by the executive for “good reason” or upon a “constructive termination” as of December 28, 2007.
Potential Payouts Under Change-in-Control Agreements

		Pro-rata	Retirement	Welfare
		Bonus	Benefit	Benefit		Excise Tax &	Aggregate
Name	Severance[1]	Payment[2]	Increase[3]	Values[4]	Outplacement[5]	Gross-Up6	Payments
Michael J. Ward	$9,094,500	$2,009,237	$9,886,758	$64,093	$20,000	$9,633,620	$30,708,208
Oscar Munoz	$4,308,000	$826,838	$440,299	$60,476	$20,000	$2,944,816	$8,600,429
Tony L. Ingram	$4,050,000	$815,959	$2,923,500	$22,944	$20,000	$4,068,079	$11,900,482
Clarence W. Gooden	$3,750,000	$741,781	$3,818,125	$49,151	$20,000	$4,401,929	$12,780,986
Ellen M. Fitzsimmons	$3,063,000	$564,742	$1,841,139	$58,573	$20,000	$2,917,065	$8,464,519

1 –	Severance — Severance payment equal to three (3) times the sum of the executive’s annual base salary at the time of the termination plus the “Highest Annual Bonus.”

2–	Pro-rata Bonus Payment — The Highest Annual Bonus pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment as of December 28, 2007.

3 –	Retirement Benefit Increase — Increase in actuarial present value of retirement benefits as of December 28, 2007 due to the accrual of retirement benefits for three additional years of employment upon a qualifying termination following a change in control. The total retirement benefits would be equal to: Mr. Ward ($26,854,975), Mr. Munoz ($440,299), Mr. Ingram ($8,216,352), Mr. Gooden ($10,733,629) and Ms. Fitzsimmons ($2,454,873).

4 –	Welfare Benefits Values — Estimated values associated with the continuation of medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance for three years post-termination following a change in control.

5 –	Outplacement — Executive is provided with outplacement services not to exceed $20,000.

6 –	Excise Tax & Gross-up — Gross-up covering the full cost of excise tax under Code Sections 280G and 4999. Note that this amount is highly dependent on a variety of factors, including the characterization of some compensation as earned for service with CSX or an acquirer, and thus is only theoretical. It represents a calculation based on each executive being terminated on the assumed change of control date at the end of 2007. The excise tax and gross-up shown in this table include amounts payable under a change in control under the Omnibus Plan, as well as amounts payable upon a termination under the Change-in-Control Agreement.
     Termination for Other Reasons. If the executive’s employment is terminated due to the executive’s death or disability, or by the executive other than for “good reason” or upon a “constructive termination,” CSX will make a lump sum cash payment to the executive equal to his or her (1) accrued pay and (2) “Highest Annual Bonus” pro-rated based on the number of days worked in the calendar year. If the executive’s employment is terminated by CSX for “cause,” CSX will pay the executive a lump-sum cash payment of any unpaid portion of his or her annual base salary through the date of termination.

Definitions of Payment Triggers
     In the Change-in-Control Agreements:
•	“Good reason” generally refers to the occurrence of any of the following (except, in the case of a business combination subject to approval by the Surface Transportation Board, during the portion of the Employment Period prior to that agency’s final decision):
•	the assignment to the executive of duties inconsistent with, or a diminution of, his or her position, authority, duties or responsibilities;

•	any failure of CSX to comply with its compensation obligations during the Employment Period;

•	CSX’s requiring the executive to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before;

•	any purported termination by CSX of the executive’s employment other than as permitted by the Change-in-Control Agreements; or

•	any failure of CSX to require a successor to assume the agreement.
Termination for “good reason” also includes the termination by the executive of his or her employment for any reason during a 30-day period following the date that is (1) one year after final approval by the Surface Transportation Board of a business combination subject to its approval or (2) six months after any other change in control.
•	“Constructive termination” applies in the case of a business combination subject to the approval of the Surface Transportation Board, and refers to the occurrence of any of the following during the portion of the Employment Period prior to that agency’s final decision:
•	the substantial diminution of the executive’s duties or responsibilities;

•	a reduction in compensation payable during the Employment Period (other than a reduction in incentive opportunities, benefits and perquisites where the executive’s peer executives suffer a comparable reduction);

•	CSX’s requiring the executive to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before; or

•	any purported termination by CSX of the executive’s employment other than for “cause.”
•	“Cause” generally refers to (1) the willful and continued failure of the executive to perform his or her duties to CSX or (2) the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to CSX.

•	“Disability” generally refers to the executive’s absence from duties for 180 consecutive business days as a result of total and permanent mental or physical illness.
     Gross-up for excess parachute payments
     The Change-in-Control Agreements provide that, if the payments and benefits provided to the executive in connection with a change in control and subsequent termination are subject to the golden parachute excise tax imposed under Code Section 4999, the named executive officers will be entitled to a gross-up payment such that, after taking into account all income and excise taxes, the named executive officers will receive the same after-tax amount that he or she would have received had no excise tax been imposed under Section 4999. Also refer to the Severance Benefits Policy discussed above.
     Confidentiality
     Each of the Change-in-Control Agreements requires the named executive officer to keep confidential any proprietary information or data relating to CSX and its affiliates. After termination of employment, an executive may not disclose confidential information without prior written permission from CSX.

     Executive Deferred Compensation Plan; Retirement Plans
     Each named executive officer has elected, under CSX’s EDCP, to receive a distribution of their entire balance upon a change in control, the value of which in fiscal year 2007 is provided on page 44 under the Nonqualified Deferred Compensation Table. As discussed on pages 42-43 in the narrative accompanying the Pension Benefits Table, the Special Retirement Plan also contains certain change in control provisions.

Item 2: Ratification of Independent Registered Public Accounting Firm
     The Audit Committee of the Board appointed the firm of Ernst & Young LLP as Independent Auditors to audit and report on CSX’s financial statements for the fiscal year 2008. Action by shareholders is not required by law in the appointment of independent accountants. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee.
     Ernst & Young LLP has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.
Fees Paid to Independent Registered Public Accounting Firm
     Ernst & Young LLP served as the Independent Auditors for the Company in 2007. Approximate fees paid to Ernst & Young LLP are as follows:

	2007	2006
Audit Fees:	$2,595,000	$2,492,000
Include fees associated with the integrated audit, testing internal controls over financial reporting (SOX 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits and other attestation services related to regulatory filings.

Audit Related Fees:	$233,000	$230,000
Principally include audits of employee benefit plans and subsidiary audits.

Tax Fees:	$41,000	$248,000
Include fees for tax compliance, expatriate tax compliance, tax advice and tax planning.

All Other Fees:	$13,000	$29,000
Include fees for a subscription to an accounting research tool. The Audit Committee has concluded that the services covered under the caption “All Other Fees” are compatible with maintaining Ernst &Young LLP’s independent status.

Pre-Approval Policies and Procedures
     The Audit Committee is responsible for the approval of all services performed by Ernst & Young LLP. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any approvals to the full committee at the next scheduled meeting. All engagements expected to cost $250,000 or more require pre-approval of the full committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. In 2006 and 2007, the Audit Committee preapproved all services performed by Ernst & Young LLP.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

Special Shareholder Meeting Proposals
     It is expected that two proposals to amend the Company’s bylaws to give shareholders the right to request a special meeting of shareholders will be presented for consideration at the Meeting. The first (Item 3) is a Company proposal seeking shareholder approval of the bylaw amendments adopted by the Board in February 2008, which would permit holders of 15% of the outstanding voting stock (currently, only common stock) to require the Board to call a special meeting, subject to the limitations described in Item 3 below. The other one (Item 4) is a proposal from TCI, which has notified the Company that it intends to present the proposal described in Item 4 for a vote at the Meeting. On November 30, 2007, Ram Trust Services, Inc. (“Ram”) also submitted a proposal to amend the Company’s bylaws to permit holders of 15% of the outstanding shares of Company common stock to require the Secretary of the Company to call a special meeting. Ram withdrew this proposal on March 17, 2008.
     Under Section 13.1-666 of the Virginia Stock Corporation Act (“VSCA”), any matter other than the election of directors voted on by the Company’s shareholders is deemed to be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Accordingly, either (or both) of the proposals described below will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. An abstention will not count as a vote cast for these purposes.
     As both proposals relate to the same provisions in the Company’s bylaws, only one of the two proposals can be implemented. Therefore, in the event that it appears that both of the proposals will receive more votes cast in favor of the proposal than cast against the proposal, in accordance with Section 13.1-660.1 of the VSCA, the Chairman will cause the proposals to be considered sequentially, with the proposal receiving the greater number of votes cast in favor of such proposal (provided the votes cast against such proposal do not equal or exceed such votes cast in favor) being considered last. As the last of the special shareholder meeting proposals to be approved, it will supersede the other special shareholder meeting proposal, if it was approved, and will be the one implemented.
     If it is not possible to determine whether one or both of the proposals has received more votes cast in favor than against it or if each of the proposals has received more votes in favor than against it but it is not possible to determine which proposal has received the most votes cast in favor of it, then following the closing of the polls and the completion of voting with respect to all other matters to be voted on at the Meeting in accordance with Section 13.1-660.1 of the VSCA, it is intended that the Meeting will be adjourned in accordance with Section 9 of Article I of the Company’s bylaws until such time as the votes cast in respect of the two proposals can be determined with certainty, at which time the special shareholder meeting proposals will be taken up in the order described above.
Item 3: Approval of Special Shareholder Meeting Bylaw Amendments Adopted by the Board
     On February 4, 2008, the Board adopted amendments to the Company’s bylaws to permit holders of 15% of the Company’s outstanding voting stock to require the Board to call a special meeting of the shareholders. A copy of the amended bylaw provisions can be found in Annex A to this Proxy Statement (the “Amendments”).
     The Board believes that the Amendments address the views of shareholders reflected in the vote at the 2007 annual meeting to permit shareholders to cause special shareholder meetings to be held, while providing procedural safeguards to protect the resources of the Company and shareholders’ investment from the substantial administrative and financial burdens, and disruptive effects, that serial shareholder meetings on the same matter would impose on the Company. These safeguards are lacking in the shareholder-proposed special shareholder meeting proposal described in Item 4 below. The special shareholder meeting proposal that was approved at the CSX 2007 Annual Meeting of Shareholders was a non-binding proposal asking the Board to amend the Company’s bylaws to permit holders of 10% to 25% of the outstanding common stock of the Company to call a special shareholder meeting. The 2007 proposal did not preclude any procedural elements in the bylaw amendment.
     If shareholders have voted upon an item within one year, or will vote on an item at an annual meeting within the next 90 days, then the procedural safeguards allow for delay. The 90-day time restriction could result in the Board’s decision to add an item to the agenda of the annual meeting after receipt of the request for a special meeting to avoid having two meetings within a short time period. The effect is essentially to allow for all items of special interest to the shareholders to be voted upon annually, as all shareholders meeting the eligibility requirements in Section 11 of Article I of the Company’s bylaws are free to submit proposals for consideration at the annual meeting. That would give the shareholders substantial input without the high costs and distraction of repeated votes on the same matters within months.
     The limitations described above would prevent shareholders from taking action earlier than the one-year anniversary of a meeting which addressed the same item, even if circumstances arise within that period that cause holders of 15% of the Company’s outstanding voting stock to wish take such action. However, shareholders would be able to request a special shareholder meeting with respect to an item that has not been voted on within one year. The limitations could also discourage shareholders from exercising their right to request a special shareholder meeting at other times.
     The Board believes that this is a balanced approach to providing shareholders with an important right and opportunity to decide matters concerning the Company, without creating a constant vote and election cycle.
     The Company does not have a classified board of directors, and all directors are elected each year at the annual meeting. Each director is required to comply with very high governance standards, including entering into written agreements requiring the director to resign if he or she is found to have breached any of the Company’s corporate governance and other policies. In addition, shareholders have the right to propose other matters, including amendments of the bylaws, for action by shareholders at any annual meeting, subject to complying with the notice requirements described under “About the Annual Meeting—What is the deadline for consideration of proposals for the 2009 Annual Meeting of Shareholders” above and Article I, Section 11 of the Company’s bylaws. The Board believes that the limitations on the purpose of special meetings requested by shareholders contained in the Amendments will cause shareholders to be judicious with the time and resources of the Company and their fellow shareholders in their use of the special meeting bylaw provision, as a special meeting of shareholders is very expensive, time-consuming and disruptive, with substantial costs and significant time required to be devoted by senior management and the Board.
     The procedural safeguards in the Amendments also include informational provisions that are similar to those for shareholders making shareholder proposals at shareholder meetings, which provide a mechanism for the Company to determine that the requesting persons are shareholders of the Company and hold the requisite percentage of shares, including evidence that the requesting persons (or the beneficial owners on whose behalf the requesting persons are making the request) are the beneficial owners of the shares. In addition, the procedural safeguards require the requesting holders to continue to hold the requisite percentage of shares through the date of the special meeting. The Board believes that it is important for requesting holders, like shareholders submitting proposals for inclusion in the Company’s annual meeting proxy statement, to continue to hold the requisite percentage of shares through the date of the meeting to ensure that the requesting shareholders, who are causing the Company to incur significant time and expense, maintain an investment interest in the Company through the meeting date. In contrast, a shareholder that submits a proposal at an annual meeting not for inclusion in the Company’s proxy statement, which does not cause the Company to incur extraordinary time and expense, is only required to hold the requisite percentage of shares through the record date of the annual meeting.
     The Amendments provide that shareholder approval will be required in the future to repeal the special meeting provisions or to amend the provisions to increase the 15% requisite percentage of the Company’s voting stock necessary to require a special meeting of shareholders or to increase the 12-month and 90-day limitations on requiring special meetings for the same purpose described above. Other changes to the provisions of the Amendments, as is the case with changes to all other provisions of the bylaws, can be effected by either the shareholders or the Board.
     TCI has given notice to the Company that it intends to submit a proposal which, if approved by the shareholders, would nullify any amendment of the Company’s bylaws by the Board from January 1, 2008, through the date of the Meeting (the “Nullification Proposal”) (Item 5). If the Nullification Proposal is approved by the shareholders, it would nullify the Amendments previously adopted by the Board. Accordingly, the Board is submitting the Amendments for approval by the shareholders to allow them the opportunity to preserve the Amendments in the event that the Nullification Proposal is approved. If the Amendments are approved by shareholders, but the TCI special shareholder meeting proposal is approved and receives a greater number of votes in favor, the Amendments will be superseded by the TCI special shareholder meeting proposal regardless of whether the Nullification Proposal is approved.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 3.
Item 4: Shareholder Proposal Regarding Special Shareholder Meetings
The Company has received notice from TCI that it intends to submit the following shareholder proposal at the Meeting:
RESOLVED that Article I, Sections 2 and 11(b) of the Bylaws of the Corporation shall be amended and restated as follows and such amended provisions may not be modified, amended, or repealed by the Board of Directors. The Board of Directors shall additionally (i) make any amendments to the Bylaws necessary to effect the clear intent of this Resolution such that shareholders shall be permitted without limitation to demand that the Corporation promptly call a special meeting for any purpose granted to the shareholders under Virginia law and (ii) repeal or modify any existing Bylaws that would conflict, limit, or otherwise adversely affect the operation of the proposed Bylaw amendments set forth herein.
     SECTION 2. Special Meetings. Special meetings of the shareholders may be called from time to time by a majority of the Board of Directors or by the Chairman of the Board. Special meetings of shareholders shall be promptly called by the Corporation if one or more shareholders that together hold at least 15% of all the shares of capital stock at the time outstanding and having voting power deliver or cause to be delivered to the Corporate Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings shall be held solely for the purposes specified in the notice of meeting.
     SECTION 11(b). Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 11 is delivered to the Corporate Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event a special meeting of shareholders is called pursuant to these Bylaws for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(ii) of this Section 11 is delivered to the Corporate Secretary at the principal office of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed to be elected at such meeting, if any. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.
FOR THE REASONS DISCUSSED BELOW, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 4.
REASONS FOR VOTING AGAINST ITEM 4
     On February 4, 2008, the Board adopted amendments to the Company’s bylaws to permit holders of 15% of the Company’s outstanding voting stock to require the Board to call a special meeting of shareholders. As indicated above under Item 3, the Board believes that the Amendments strike the appropriate balance between giving a minority of shareholders holding 15% of the Company’s outstanding voting stock the ability to request special shareholder meetings and protecting the resources of the Company and the interests of all shareholders.

     In contrast, the TCI special shareholder meeting proposal would permit a minority of shareholders holding 15% of the Company’s outstanding voting stock to require more than one special meeting on the same subject, without any limitation on the number of times within any 12-month period that such special meetings must be held. In addition, the TCI special shareholder meeting proposal provides no mechanism to verify that the persons requesting a special shareholder meeting are acting at the direction of the beneficial owners holding the requisite percentage of shares of the Company.
FOR THE REASONS DISCUSSED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 4.
Item 5: Shareholder Proposal Regarding Nullification of Bylaw Amendments
The Company has received notice from TCI that it intends to submit the following shareholder proposal at the Meeting:
RESOLVED that any amendment, repeal or modification to the Bylaws of the Corporation dated as of September 12, 2007 that is effected by the Board of Directors of the Corporation from and after January 1, 2008 and prior to and including the date of this Annual Meeting shall hereby be repealed and shall not be reinstated without the approval of the shareholders.
REASONS FOR VOTING AGAINST ITEM 5
Currently, the only amendments to the Company’s bylaws to which this proposal would apply are the February 4, 2008 Amendments described in Item 3 above permitting holders of 15% of the Company’s outstanding voting stock to require the Board to call a special meeting of shareholders. As indicated above, the Board believes that the special shareholder meeting provisions contained in the Amendments strike the appropriate balance between giving a minority of shareholders holding 15% of the Company’s outstanding voting stock the ability to request special shareholder meetings and protecting the resources of the Company and the interests of all shareholders and should be approved by shareholders at the Meeting. In the event the Board adopts additional amendments to the Company’s bylaws on or before the date of the Meeting, these would also be nullified if the Nullification Proposal is approved.
Moreover, if the Nullification Proposal is approved and neither special shareholder meeting proposal is approved, the Nullification Proposal would have the effect of nullifying the Amendments adopted by the Board in February 2008 and eliminating any provision for shareholders to a request a special shareholder meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 5.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
     The following table sets forth, as of April 21, 2008, the beneficial ownership of the Company’s common stock by each of the executive officers named in the Summary Compensation Table, by directors and nominees, by each person believed by the Company to beneficially own more than 5 percent of the Company’s common stock, and by all current executive officers and directors of the Company as a group. Shares of common stock subject to options that are exercisable within 60 days of the Record Date are deemed beneficially owned by the person holding such options and are treated as outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person. The business address of each of the Company’s directors and executive officers is CSX Corporation, 500 Water Street, Jacksonville, FL 32202.

Amount and Nature of Beneficial Ownership
		Shares for which
		Beneficial
	Shares	Ownership	Total	Percent
Name of	Beneficially	can be Acquired	Beneficial	of
Beneficial Owner [1]	Owned	within 60 Days[2]	Ownership	Class[3]

Donna M. Alvarado	11,383	—	11,383	*
Elizabeth E. Bailey	60,054	20,000	80,054	*
Sen. John B. Breaux	21,870	—	21,870	*
Steven T. Halverson	11,391	—	11,391	*
Edward J. Kelly, III	36,290	—	36,290	*
Robert D. Kunisch[4]	81,441	20,000	101,441	*
John D. McPherson	—	—	—	*
Southwood J. Morcott	67,294	—	67,294	*
David M. Ratcliffe	36,505	—	36,505	*
William C. Richardson	53,119	20,000	73,119	*
Frank S. Royal	67,319	20,000	87,319	*
Donald J. Shepard	45,105	—	45,105	*

Michael J. Ward[5]	700,510	1,103,332	1,803,842	*
Ellen M. Fitzsimmons[5]	159,355	114,332	273,687	*
Clarence W. Gooden[5]	255,793	40,000	295,793	*
Tony L. Ingram[5]	265,373	—	265,373	*
Oscar Munoz	234,564	250,000	484,564	*

Executive officers as a group	2,217,773	1,634,582	3,852,355	*
(a total of 18 including those named above and all directors and nominees)

Deutsche Bank AG6	36,729,346		36,729,346	9.1%
Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany

The Children’s Investment Fund Management (UK) LLP	17,796,998		17,796,998	4.4%
and joint filers[7] 7 Clifford Street London W1S 2WE

3G Capital Partners Ltd. and joint filers[7]	17,232,854		17,232,854	4.3%
c/o 3G Capital Inc. 800 Third Avenue 31st Floor New York, New York 10022

1 –	Except as otherwise noted, the persons listed have sole voting power as to all shares listed, including shares held in trust under certain deferred compensation plans, and also have investment power except with respect to certain shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.

2 –	Represents shares underlying options exercisable within 60 days.

3 –	Based on 404,783,890 shares outstanding on April 21, 2008, plus shares deemed outstanding for which beneficial ownership can be acquired within 60 days by that individual or group. An asterisk (*) indicates that ownership is less than one percent of class.

4 –	Mr. Kunisch’s ownership includes 505 shares held directly and 2,028 shares of stock held in a limited partnership in which Mr. Kunisch owns an interest.

5 –	The ownership of Mr. Ward includes 125,716 shares owned by his wife. The ownership of Mr. Gooden includes 54,758 shares held in a family member’s trust over which he has voting and investment power. The ownership of Mr. Ingram includes 20,000 restricted shares of stock granted under the Omnibus Plan. The ownership of Ms. Fitzsimmons includes 10,310 restricted shares of stock granted under the Omnibus Plan.

6 –	As reported on a report on Schedule 13G filed with the SEC on February 8, 2008, Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch beneficially own 8.73% or 36,729,346 shares of common stock of the Company as of December 31, 2007.

7 –	As reported on a report on Schedule 13D filed with the SEC on December 18, 2007, as amended by reports on Schedule 13D/A filed with the SEC on January 22, 2008, January 25, 2008, March 18, 2008 and April 7, 2008, The Children’s Investment Fund Management (UK) LLP, The Children’s Investment Fund Management (Cayman) Ltd., The Children’s Investment Master Fund, Christopher Hohn, 3G Capital Partners Ltd., 3G Capital Partners, L.P., 3G Fund L.P., Alexandre Behring, Gilbert Lamphere, Timothy O’Toole and Gary Wilson (collectively, the “TCI Group”) may be deemed the beneficial owners of 8.7% or 35,054,952 shares of common stock of the Company as of April 7, 2008. In addition to the shares reported as beneficially owned by TCI and 3G and set forth in the table, the report on Schedule 13D discloses that TCI and 3G have a combined “economic exposure” under cash-settled swaps to approximately 11.8% (which, based on the number of shares outstanding on March 28, 2008, represents approximately 12.3%) of the outstanding shares of common stock of the Company. TCI and 3G have disclaimed beneficial ownership of the shares referenced in these swaps. As described on pages 6-7 above under the caption “Certain Litigation Matters”, CSX has alleged in its complaint in a lawsuit against TCI, 3G and certain affiliates that shares of CSX common stock held by the counterparties under these swaps are beneficially owned by TCI and 3G.
Equity Compensation Plan Information
     The following table sets forth information about the Company’s equity compensation plans as of December 28, 2007:

	Number of securities to be		Number of securities
	issued upon exercise of	Weighted-average exercise	remaining available for
	outstanding options, warrants	price of outstanding options,	future issuance under equity
Plan category	and rights (000s)	warrants and rights	compensation plans (000s)[1] ,[2]
Equity compensation plans approved by security holders	11,247	$18.05	13,355
Equity compensation plans not approved by security holders	524	$22.46	—
Total	11,771		13,355

1 –	The number of shares remaining available for future issuance under plans approved by shareholders includes 1,027,276 shares available for stock option grants, payment of director compensation and stock grants pursuant to the CSX Stock Plan for Directors; and 12,327,298 shares available for grant in the form of stock options, performance grants, restricted stock, stock appreciation rights and stock awards pursuant to the Omnibus Plan.

2 –	The 1990 Stock Award Plan (“1990 Plan”) is the only CSX equity compensation plan that has not been approved by shareholders. The 1990 Plan became effective September 12, 1990. Its purpose is to further the long-term stability and financial success of CSX by rewarding selected meritorious employees with awards of Company stock. Each stock award and stock option grant under the 1990 Plan must be approved or ratified by the Board.

Report of the Audit Committee
     The Audit Committee has reviewed and discussed the Company’s audited financial information with management and has discussed with the Independent Auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young LLP, the Company’s Independent Registered Public Accounting Firm, as required by Independence Standards Board Standard No. 1. The Committee has discussed Ernst & Young LLP’s independence with them. Based on its review and on the discussions described above, the Audit Committee has recommended to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007.

Audit Committee
Donald J. Shepard, Chair
Donna M. Alvarado
Elizabeth E. Bailey
Robert D. Kunisch
William C. Richardson
Jacksonville, Florida
February 19, 2008

Section 16(a) Beneficial Ownership Reporting Compliance
     The Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and any persons owning more than 10 percent of a class of the Company’s stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4 and 5 received by it, the Company believes that the Company’s executive officers and directors complied with the SEC’s reporting requirements with respect to transactions which occurred during fiscal 2007 with the following three exceptions. Due to an administrative delay at the Company in allocating shares under the Directors’ Stock Plan, Forms 4 were not timely filed on behalf of Messrs. Breaux, Ratcliffe and Shepard. All of these transactions were reported on the same date that the administrative oversight was corrected.
Manner and Cost of Proxy Solicitation
     The Company pays the solicitation expenses for this Proxy Statement and related Company materials. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. Also, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to aid in soliciting proxies for a fee estimated not to exceed $1.25 million plus reasonable out-of-pocket expenses. The Company has agreed to indemnify Innisfree against certain liabilities and expenses. Innisfree estimates that approximately 150 of its employees will assist in this solicitation. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. We estimate that our expenses related to the solicitation in excess of those normally spent for an Annual Meeting as a result of the proxy contest and excluding the salaries and wages of our regular employees and officers will be approximately $22 million, of which approximately $10 million has been incurred to date. Additional information about persons who may be deemed participants in this solicitation is set forth in Annex B.
“Householding” of Proxy Materials
     In December 2000, the SEC adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.
     As in the past few years, a number of brokers with accountholders who are CSX shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to CSX shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or write us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202. You may also call us at (904) 366-4242.
     Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

April 25, 2008

By Order of the Board of Directors

Ellen M. Fitzsimmons
Senior Vice President-Law and Public Affairs and Corporate
Secretary

ANNEX A
TEXT OF FEBRUARY 4, 2008 AMENDMENTS TO THE COMPANY BYLAWS
ARTICLE I
Shareholders’ Meeting
          SECTION 2. Special Meetings. (a) Special meetings of the shareholders may be called from time to time by a majority of the Board of Directors or the Chairman of the Board. Special meetings shall be held solely for the purposes specified in the notice of meeting.
          (b) A special meeting of shareholders shall be called by a majority of the Board of Directors following receipt by the Secretary of the Corporation of a written request requesting such meeting from the record holders of shares representing at least fifteen percent (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes of capital stock of the Corporation entitled to vote on the matter proposed to be voted on at such meeting, if such written request complies with the requirements of this Section 2(b), as determined in good faith by the Board of Directors. A written request for a special meeting of shareholders shall not be valid unless it is signed and dated and includes (i) the specific purpose(s) of the special meeting and the matters proposed to be voted on at the meeting, (ii) the information specified in clauses (A), (B) and (C) of Section 11(a)(ii) of this Article I and (iii) documentary evidence that the requesting record holders or, if such record holders are not the beneficial owners of the shares representing the Requisite Percentage, the beneficial owners on whose behalf the request is made (collectively, the “Requesting Holders”) beneficially own the Requisite Percentage at the time of receipt of the written request by the Secretary of the Corporation. Any shareholder who submitted a request for a special meeting may revoke such request at any time by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. In addition, failure of the Requesting Holders (A) to appear or send a qualified representative to present such proposal(s) or matter(s) to be voted on at the special meeting; or (B) to beneficially own shares representing at least the Requisite Percentage at the time of the special meeting shall also constitute a revocation of such request.1
          A special meeting shall not be required to be held at the request of shareholders pursuant to this Section 2(b): (x) with respect to any matter, within 12 months after any annual or special meeting of shareholders at which the same matter was included on the agenda, or if the same matter will be included on the agenda at an annual meeting to be held within 90 days after the receipt by the Corporation of such request (for purposes of this clause (x), the election or removal of directors shall be deemed the same matter with respect to all matters involving the election or removal of directors) or (y) if the purpose of the special meeting is not a lawful purpose or if such request violated applicable law.
          At any special meeting of shareholders requested by shareholders in accordance with this Section 2(b), the business conducted at the special meeting shall be limited to the business set forth in the notice of such meeting; provided that nothing herein shall prohibit the Board of Directors from submitting other matters to the shareholders at any such special meeting pursuant to the notice of such special meeting.
*************
ARTICLE VIII
Amendments to Bylaws
     (a) Except as specified in clause (b) below, these Bylaws may be amended or repealed at any regular or special meeting of the Board of Directors by the vote of a majority of the Directors present. These Bylaws may also be repealed or changed, and new Bylaws made, by the shareholders, provided notice of the proposal to take such action shall have been given in the notice of the meeting.

     (b) Article I, Section 2(b) of these Bylaws may only be amended to increase (i) the percentage of shares required to be held by shareholders to request a special meeting of shareholders or (ii) the 12 months or 90 days referred to in clause (x) of the second paragraph of such Section 2(b), or repealed, with the approval of the shareholders. This clause (b) may only be repealed or amended with the approval of the shareholders.
1 For reference, clauses (A), (B) and (C) of Section 11(a)(ii) of Article I of the bylaws are reproduced below:
“(A) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise, required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the information and agreement required under paragraph (b) of Section 2 of Article II, and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; 2
(B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and
(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.”
2 For reference, paragraph (b) of Section 2 of Article II of the bylaws is reproduced below:
     “(b) Qualifications. Each Director and nominee for election as a Director of the Corporation must deliver to the Corporate Secretary of the Corporation at the principal office of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Corporate Secretary of the Corporation upon written request and approved from time to time by the Board or Governance Committee) and a written representation and agreement (in the form provided by the Corporate Secretary of the Corporation upon written request) (the “Agreement”), which Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a Director or is subsequently elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a Director or is subsequently elected as a Director of the Corporation, with such person’s duties as a Director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) would be in compliance, if elected as a Director of the Corporation, and will, if such person is at the time a Director or is subsequently elected as a Director of the Corporation, comply with all applicable corporate governance, conflict of interest, confidentiality and securities ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Corporate Secretary of the Corporation upon written request) and (ii) if such person is at the time a Director or is subsequently elected as a Director of the Corporation, shall include such person’s irrevocable resignation as a Director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.”

ANNEX B
INFORMATION REGARDING PARTICIPANTS
     The Company, its directors and director nominee, and certain of its officers and employees may be deemed to be, participants in a solicitation of proxies in connection with the Meeting. Each of the directors and director nominee of the Company and each of the officers and employees of the Company who are or may be deemed to be participants in the solicitation is listed below, together with the number of equity securities of the Company beneficially owned by each of these persons as of April 21, 2008, including the number of shares for which beneficial ownership can be acquired within 60 days of April 21, 2008. None of the persons listed below owns any equity securities of the Company of record that such person does not own beneficially. The business address of each participant is CSX Corporation, 500 Water Street, Jacksonville, FL 32202.

Name	Title and Address	Shares of Common Stock Owned
Ms. Donna M. Alvarado	Director	11,383
Mr. David Baggs	Assistant Vice President — Treasury & Investor Relations	66,310
Dr. Elizabeth E. Bailey	Director	80,054
Mr. John B. Breaux	Director	21,870
Mr. Fredrik Eliasson	Vice President - Finance Commercial	24,972
Ms. Ellen M. Fitzsimmons	Senior Vice President-Law and Public Affairs, General Counsel and Corporate Secretary	273,687
Mr. Garrick C. Francis	Corporate Communications Director	623
Mr. Clarence W. Gooden	Executive Vice President and Chief Commercial Officer	295,793
Mr. Steven T. Halverson	Director	11,391
Mr. Tony L. Ingram	Executive Vice President and Chief Operating Officer - CSX Transportation	265,373
Mr. Edward J. Kelly, III	Director	36,290
Mr. Robert D. Kunisch	Director	101,441
Mr. John D. McPherson	Director Nominee	0
Mr. Southwood J. Morcott	Director	67,294
Mr. David M. Ratcliffe	Director	36,505
Mr. Oscar Munoz	Executive Vice President and Chief Financial Officer	484,564
Dr. William C. Richardson	Director	73,119
Dr. Frank S. Royal	Director	87,319
Mr. Gary T. Sease	Corporate Communications Director	951
Mr. Donald J. Shepard	Director	45,105
Mr. Michael J. Ward	Chairman, President and Chief Executive Officer	1,803,842

INFORMATION REGARDING TRANSACTIONS IN OUR SECURITIES
BY PARTICIPANTS
     The following table sets forth information regarding purchases and sales during the past two years of shares of our common stock by persons who, under the rules of the Securities and Exchange Commission, are or may be deemed “participants” in our solicitation of proxies in connection with the Meeting. Except as set forth below or as otherwise disclosed in this Proxy Statement, none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Name	Date	# of Shares	Transaction Footnote
Ms. Donna M. Alvarado	9/13/2006	410	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	12/12/2007	5,000	(1)
	Various	107	(2)
Mr. David Baggs	1/25/2008	7,615	(6)
	1/25/2008	(2,144)	(5)
Dr. Elizabeth E. Bailey	5/8/2006	528	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	12/12/2007	5,000	(1)
	Various	1,089	(2)
Mr. John B. Breaux	5/8/2006	528	(1)
	6/15/2006	147	(1)
	9/15/2006	292	(1)
	12/15/2006	5,260	(1)
	3/15/2007	251	(1)
	5/2/2007	865	(1)
	6/15/2007	206	(1)
	9/17/2007	240	(1)
	12/12/2007	5,000	(1)
	12/14/2007	213	(1)
	3/17/2008	182	(1)
	Various	344	(2)
Mr. Fredrik Eliasson	8/28/2006	(366)	(4)
	11/14/2006	7,800	(3)
	11/14/2006	(7,800)	(4)
	2/13/2007	(1,020)	(4)
	4/23/2007	(600)	(4)
	1/25/2008	10,275	(6)
	1/25/2008	(2,849)	(5)
	Various	1,234	(2)
Ms. Ellen M. Fitzsimmons	9/15/2006	5,332	(3)
	9/15/2006	(5,332)	(4)
	9/29/2006	13,668	(3)

Name	Date	# of Shares	Transaction Footnote
	9/29/2006	(13,668)	(4)
	10/5/2006	19,666	(3)
	10/5/2006	(19,666)	(4)
	12/22/2006	(3,758)	(5)
	10/4/2007	(11,459)	(5)
	12/24/2007	(3,758)	(5)
	1/25/2008	93,078	(6)
	1/25/2008	(31,597)	(5)
	Various	73	(2)
Mr. Garrick C. Francis	1/25/2008	777	(6)
	1/25/2008	(254)	(5)
	Various	100	(2)
Mr. Clarence W. Gooden	10/25/2006	7,332	(3)
	10/25/2006	(7,332)	(4)
	10/25/2006	11,732	(3)
	10/25/2006	(11,732)	(4)
	2/9/2007	(19,900)	(7)
	2/14/2007	27,666	(3)
	2/14/2007	(27,666)	(4)
	2/14/2007	40,000	(3)
	2/14/2007	(40,000)	(4)
	2/14/2007	20,000	(3)
	2/14/2007	(20,000)	(4)
	10/4/2007	(12,393)	(5)
	1/25/2008	139.616	(6)
	1/25/2008	(48,552)	(5)
	Various	858	(2)
Mr. Steven T. Halverson	9/13/2006	410	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	12/12/2007	5,000	(1)
	Various	115	(2)
Mr. Tony L. Ingram	3/14/2007	(3,167)	(5)
	1/25/2008	139,616	(6)
	1/25/2008	(48,574)	(5)
	3/14/2008	(7,290)	(5)
	Various	3,354	(2)
Mr. Edward J. Kelly, III	5/8/2006	528	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	12/12/2007	5,000	(1)
	Various	710	(2)
Mr. Robert D. Kunisch	5/8/2006	528	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	12/12/2007	5,000	(1)
	Various	1,724	(2)
Mr. John D. McPherson	n/a	n/a	n/a
Mr. Southwood J. Morcott	5/8/2006	528	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	10/30/2007	(800)	(4)
	10/30/2007	(5,897)	(4)
	10/30/2007	2,000	(3)
	10/30/2007	(2,000)	(4)

Name	Date	# of Shares	Transaction Footnote
	10/30/2007	2,000	(3)
	10/30/2007	(2,000)	(4)
	10/30/2007	8,000	(3)
	10/30/2007	(8,000)	(4)
	10/30/2007	8,000	(3)
	10/30/2007	(8,000)	(4)
	10/31/2007	(2,373)	(4)
	12/12/2007	5,000	(1)
	Various	1,447	(2)
Mr. Oscar Munoz	5/8/2006	(1,823)	(5)
	5/7/2007	(7,158)	(5)
	1/25/2008	139,616	(6)
	1/25/2008	(48,538)	(5)
Mr. David M. Ratcliffe	5/8/2006	528	(1)
	6/15/2006	186	(1)
	9/15/2006	370	(1)
	12/15/2006	5,329	(1)
	3/15/2007	318	(1)
	5/2/2007	865	(1)
	6/15/2007	261	(1)
	9/17/2007	304	(1)
	12/12/2007	5,000	(1)
	12/14/2007	270	(1)
	3/17/2008	231	(1)
	Various	686	(2)
Dr. William C. Richardson	5/8/2006	528	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	12/12/2007	5,000	(1)
	Various	1,100	(2)
Dr. Frank S. Royal	5/8/2006	528	(1)
	12/15/2006	5,000	(1)
	5/2/2007	865	(1)
	12/12/2007	5,000	(1)
	Various	1,400	(2)
Mr. Gary T. Sease	2/21/2007	4,134	(3)
	2/21/2007	(4,134)	(4)
	1/25/2008	816	(6)
	1/25/2008	(299)	(5)
	Various	84	(2)
Mr. Donald J. Shepard	5/8/2006	528	(1)
	6/15/2006	186	(1)
	9/15/2006	370	(1)
	12/15/2006	5,329	(1)
	3/15/2007	318	(1)
	5/2/2007	865	(1)
	6/15/2007	261	(1)
	9/17/2007	304	(1)
	12/12/2007	5,000	(1)
	12/14/2007	270	(1)
	3/17/2008	280	(1)
	Various	794	(2)
Mr. Michael J. Ward	4/25/2006	133,334	(3)
	4/25/2006	(133,334)	(4)
	9/15/2006	25,000	(3)

Name	Date	# of Shares	Transaction Footnote
	9/15/2006	(25,000)	(4)
	9/27/2006	235,000	(3)
	9/27/2006	(235,000)	(4)
	10/25/2006	100,000	(3)
	10/25/2006	(100,000)	(4)
	10/26/2006	100,000	(3)
	10/26/2006	(100,000)	(4)
	2/2/2007	100,000	(3)
	2/2/2007	(100,000)	(4)
	2/26/2007	(20,000)	(7)
	1/25/2008	372,310	(6)
	1/25/2008	(133,308)	(5)
	3/25/2008	(18,500)	(7)
	Various	121	(2)

(1)	Payment of director’s fees and/or annual retainer pursuant to the CSX Corporation Stock Plan for Directors

(2)	Dividend reinvestment and employer contributions on various dates for the two-year period prior to April 21, 2008

(3)	Exercise of common stock options

(4)	Open market sale of common stock

(5)	Payment of tax liability by withholding securities incident to the receipt, exercise, or vesting of a security

(6)	Grant or award

(7)	Gift of common stock
MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS
     Except as described in this Annex B or otherwise disclosed in this Proxy Statement, to the best of our knowledge, no associate of any person listed above under “Information Regarding Participants” beneficially owns any shares of common stock or other securities of the Company. Furthermore, except as described in this Annex B or otherwise disclosed in this Proxy Statement, to the best of our knowledge, no person listed above under “Information Regarding Participants” or any of his or her associates, is either a party to any transactions or series of similar transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which we or any of our subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, or (iii) in which any such person or any of his or her associates had or will have a direct or indirect material interest.
     To the best of our knowledge, except as described in this Annex B or as otherwise disclosed in this Proxy Statement, no person listed above under “Information Regarding Participants,” or any of his or her associates has entered into any agreement or understanding with any person respecting any future employment by us or our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described in this Annex B or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, there are no contracts, arrangements or understandings by any of the persons listed above under “Information Regarding Participants” within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
     Except as described in this Annex B or as otherwise disclosed in this Proxy Statement to the best of our knowledge, none of the persons listed above under “Information Regarding Participants” owns beneficially any securities of any subsidiary of the Company. Except as described in this Annex B or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, no person listed above under “Information Regarding Participants” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting. There are no material proceedings to which any person listed above under “Information Regarding Participants” or any associate of any such person is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to CSX or any of its subsidiaries.

W
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P
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PLEASE VOTE TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE!
▼TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED▼
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting on June 25, 2008
The undersigned hereby appoints MICHAEL J. WARD, ELLEN M. FITZSIMMONS, and NATHAN D. GOLDMAN, and each of them, as proxies, with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (CDST) on Wednesday, June 25, 2008 at Gentilly Yard, 7801 Almonaster Blvd., New Orleans, Louisiana, and at all adjournments or postponements thereof, and authorizes them to represent and to vote all stock of the undersigned on the following proposals as directed and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Company’s Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” all of the Company’s director nominees in proposal 1 and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof.
YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY.
(Continued and to be signed on the reverse side)

2008 Annual Meeting of Shareholders of CSX CORPORATION
YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of CSX Corporation common stock for the upcoming Annual Meeting of Shareholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-866-776-5676, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1344. Please follow the simple instructions.
OR
2.	Vote by Internet – Please access https://www.proxyvotenow.com/csx, and follow the simple instructions. Please note you must type an “s” after http.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
OR
3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: CSX Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.
▼TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED▼

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR ALL” OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 and 3.

1.	Election of Directors

	01 — D. M. Alvarado	07 — J. D. McPherson	FOR ALL	WITHHOLD FROM ALL	FOR ALL, WITH EXCEPTION(S)
	02 — E. E. Bailey	08 — D. M. Ratcliffe	☐	☐	☐
	03 — Sen. J. B. Breaux	09 — W. C. Richardson
	04 — S. T. Halverson	10 — F. S. Royal
	05 — E. J. Kelly, III	11 — D. J. Shepard
	06 — R. D. Kunisch	12 — M. J. Ward

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL, WITH EXCEPTIONS” box and write the number of the excepted nominee(s) in the space provided below:

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as Independent Public Accounting Firm for 2008	☐	☐	☐

3.	Approval of Bylaw Amendments Adopted by the Board of Directors Allowing Shareholders to Request Special Shareholder Meetings	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “AGAINST” PROPOSALS 4 AND 5

		FOR	AGAINST	ABSTAIN
4.	Shareholder Proposal Regarding Special Shareholder Meetings	☐	☐	☐

5.	Shareholder Proposal Regarding Nullification of Certain Bylaw Amendments	☐	☐	☐

	Dated:	, 2008

Signature

Signature

Title

Note: Please sign exactly as the name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by an authorized corporate officer. If a partnership, please sign in partnership name by authorized person.